As filed with the Securities and Exchange Commission on August 26, 2022

Registration No. 333-252936

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 5

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Youdao, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

No. 399, Wangshang Road,

Binjiang District, Hangzhou 310051

People’s Republic of China

+86 0571-8985-2163

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800-221-0102

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Dr. Feng Zhou Chief Executive Officer No. 399, Wangshang Road, Binjiang District, Hangzhou 310051 People’s Republic of China +86 0571-8985-2163	Li He, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533-3300	James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533-3300

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (Commission File No. 333-252936), or the Registration Statement, of Youdao, Inc., or the Registrant, was filed because the Registrant expected that it would cease to be a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) upon filing its annual report on Form 20-F for the fiscal year ended December 31, 2021. Post-Effective Amendment No. 1 included disclosure required for a registrant other than a well-known seasoned issuer and made certain other amendments. Post-Effective Amendment No. 2 was filed because the Registrant was no longer a well-known seasoned issuer. The Registrant filed the Post-Effective Amendment No. 2 using EDGAR submission type POS AM in order to convert the Registration Statement to the proper EDGAR submission type for a non-automatic registration statement and make certain other amendments. The Registrant filed the Post-Effective Amendments No. 3 and No. 4, and is filing this Post-Effective Amendment No. 5 to make certain amendments.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 26, 2022.

PROSPECTUS

Youdao, Inc.

US$500,000,000

Class A Ordinary Shares

Preferred Shares

Warrants

Units

We may from time to time in one or more offerings offer and sell up to an aggregate of US$500,000,000 of the securities identified above.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” of this prospectus.

The ADSs are listed on the New York Stock Exchange under the symbol “DAO.” On August 25, 2022, the last reported sale price of the ADSs on the New York Stock Exchange was US$5.95 per ADS.

Youdao, Inc. is a Cayman Islands holding company with no operations of its own. Youdao, Inc. conducts its operations in China through its PRC subsidiaries NetEase Youdao Information Technology (Beijing) Co., Ltd. (“Youdao Information”), NetEase Youdao (Hangzhou) Smart Technology Co., Ltd. (“Youdao Smart Technology”) and NetEase Youdao Information Technology (Hangzhou) Co., Ltd. (“Youdao Hangzhou”), as well as through Beijing NetEase Youdao Computer System Co., Ltd. (“Youdao Computer”) and Hangzhou NetEase Linjiedian Education Technology Co., Ltd. (“Linjiedian Education”) which we refer to as the consolidated variable interest entities, or the VIEs. As used in this prospectus, “we,” “us,” “our company,” “our,” or “Youdao” refers to Youdao, Inc. and its subsidiaries, unless otherwise indicated. We and our subsidiaries do not, and it is virtually impossible for us and our subsidiaries to, have any equity interests in the VIEs as current PRC laws and regulations restrict foreign investment in companies that engage in value-added telecommunication services. As a result, we depend on certain contractual arrangements with the VIEs, which allows us to be considered the primary beneficiary of the VIEs for accounting purposes, and to consolidate their operating results in our financial statements under the U.S. GAAP, to the extent the conditions for consolidation of the VIEs under U.S. GAAP are satisfied. Nonetheless, investors in our equity securities should note that they are purchasing equity securities of a Cayman Islands holding company, rather than equity securities issued by our subsidiaries or the VIEs. Neither such investors nor the holding company itself have an equity ownership in, direct investment in, or control of, through such ownership or investment, the VIEs. Investors who are non-PRC residents may never directly hold equity interests in the VIEs under current PRC laws and regulations.

The VIE structure involves unique risks to investors. As of the date of this prospectus, to our best knowledge, our directors and management, the contractual arrangements with the VIEs have not been tested in a court of law in the PRC. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to material penalties or be forced to relinquish our interests in those operations or otherwise significantly change our corporate structure. We and our investors face significant uncertainty about potential future actions by the PRC government that could affect the legality and enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect our ability to consolidate the financial results of the VIEs and the financial performance of our company as a whole. Our Class A ordinary shares, our ADSs or other equity securities may decline in value or become worthless if we are unable to effectively enforce our contractual control rights over the assets and operations of the VIEs. For a detailed discussion of the risk and uncertainties associated with the VIE structure, see “Risk Factors—Risks Related to Our Corporate Structure—There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the agreements that establish the VIE structure for our operations in China, including potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with the VIEs and, consequently, significantly affect our financial condition and results of operations. If the PRC government finds our contractual arrangements non-compliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs” on page 34 of this prospectus, and the other risk factors discussed under “Risk Factors—Risks Related to Our Corporate Structure” starting on page 34 of this prospectus.

We face various legal and operational risks and uncertainties associated with being based in and having the majority of our operations in China. These risks and uncertainties could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government has significant authority to intervene with or exert influence on the ability of a China-based company, like us, to conduct its business, accept foreign investments or maintain our status as a company listed on a U.S. stock exchange, as the government deems appropriate to further regulatory, political and societal goals. We also face risks associated with recent statements and regulatory actions by the PRC government, including those related to regulatory approvals of offshore offerings, anti-monopoly regulatory actions, cybersecurity and data privacy, regulations on the use of variable interest entities, as well as the lack of inspection from the U.S. Public Company Accounting Oversight Board, or PCAOB, on our auditors. For example, the PRC government has recently indicated an intent to exert more oversight over overseas securities offerings and published a series of laws and regulations to regulate such transactions. See “Prospectus Summary—Recent Regulatory Development” for more information about these new laws and regulations. While we believe, to the best of our knowledge, that our business operations do not violate any of the PRC laws and regulations currently in force in all material respects, we cannot guarantee that new rules or regulations promulgated in the future will not impose any additional requirement on us or otherwise tightening the regulations on companies with a VIE structure. If the CSRC or other PRC regulatory agencies determine that prior approval is required for any of our offerings of securities overseas or maintenance of the listing status of the ADSs, we cannot guarantee that we will be able to obtain such approval in a timely manner, or at all. The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, not to proceed with such offering or maintain the listing status of our ADSs. If we proceed with any of such offering or maintain the listing status of our ADSs without obtaining the CSRC’s or other PRC regulatory agencies’ approval to the extent it is required, or if we are unable to comply with any new approval requirements which might be adopted for offerings that we have completed, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China or accept foreign investments, delay or restrict the repatriation of the proceeds from offering of securities overseas into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the ADSs. See “Prospectus Summary—Recent Regulatory Development” starting on page 10 of this prospectus, and “Risk Factors—Risks Related to Our Business and Industry—The approval, filing or other requirements of the China Securities Regulatory Commission or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas or maintenance of the listing status of our ADSs, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing or other requirements.” on page 33 of this prospectus and “—Risks Related to Doing Business in China—The PRC government may intervene or influence our operations at any time, or may exert more control over our future overseas offerings or foreign investments in us, which could result in a material change in our operation and the value of our ADSs” on page 41 of this prospectus.

Investors in our securities should note that, to the extent cash in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of Youdao, Inc. its subsidiaries, or the VIEs by the PRC government to transfer cash. Our PRC subsidiaries are permitted to pay dividends to their shareholders, and eventually to Youdao, Inc., only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Such payment of dividends by entities registered in China is subject to limitations, which could result in limitations on the availability of cash to fund dividends or make distributions to shareholders of our securities. For example, our PRC subsidiaries and the VIEs are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. Youdao, Inc. has not previously declared or paid any cash dividend or dividend in kind, and has no plan to declare or pay any dividends in the near future on our shares or the ADSs representing our ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. As of the date of this prospectus, we do not have cash management policies in place that dictate how funds are transferred between Youdao, Inc., our subsidiaries, the VIEs and the investors. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. For more information, See “Prospectus Summary—Transfer of Funds and Other Assets” starting on page 20 of this prospectus, “Prospectus Summary—Summary of Risk Factors” starting on page 24 of this prospectus, “Risk Factors—Risks Related to Doing Business in China—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 42 of this prospectus, “—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from making loans or additional capital contributions to our PRC subsidiaries and to make loans to the VIEs, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 44 of this prospectus, and “—If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and ADS holders” on page 50 of this prospectus.

The following quantifies the transfer of funds and other assets between Youdao, Inc., its subsidiaries and the VIEs in 2019, 2020 and 2021: (i) as of December 31, 2021, Youdao, Inc. made cumulative capital contributions of US$125.2 million to our PRC subsidiaries through intermediate holding company which were accounted as long-term investments of Youdao, Inc.; (ii) funds equivalent to US$155.0 million and US$257.0 million were provided by Youdao, Inc. to Youdao Information through loans in 2020 and 2021, which were accounted as loans to subsidiary and have been used by our PRC subsidiaries for their operations; (iii) as of December 31, 2021, the balance of the loans Youdao Information made to the VIEs’ nominee shareholders under the contractual arrangements with the VIEs was RMB15.0 million (US$2.4 million); (iv) in 2019, 2020 and 2021, the VIEs transferred RMB805.1 million, RMB3,098.8 million and RMB2,409.3 million (US$378.1 million), respectively, to our PRC subsidiaries as payment or prepayment of service fees; (v) Youdao Information and Youdao Hangzhou, our PRC subsidiaries, maintained certain personnel for content production, sales and marketing, research and development, and general and administrative functions to support the operations of the VIEs; (vi) as of December 31, 2020 and 2021, the prepayment of service fees from the VIEs to our PRC subsidiaries amounted to RMB1,237.8 million and RMB442.1 million (US$69.4 million), respectively; and (vii) as of December 31, 2020 and 2021, the outstanding balance of service fees owed by the VIEs to our PRC subsidiaries amounted to nil and RMB464.7 million (US$72.9 million), respectively. Under current PRC laws and regulations, we are permitted to remit funds to the VIEs through loans rather than capital contributions. In 2019, 2020 and 2021, Youdao, Inc. did not make any loans to the VIEs. The VIEs fund their operations primarily using cash generated from operating and financing activities. For a condensed consolidating schedule of financial information for

Youdao, Inc., its subsidiaries and the VIEs for 2019, 2020 and 2021, See “Prospectus Summary—Transfer of Funds and Other Assets” starting on page 20 of this prospectus, and our consolidated financial statements included elsewhere in our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the PRC authorities, our auditor is currently not inspected by the PCAOB. Under the Holding Foreign Companies Accountable Act, or the HFCAA, which has been signed into law on December 18, 2020, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our Class A ordinary shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. On December 16, 2021, PCAOB issued the HFCAA Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. On May 26, 2022, we were conclusively identified by the SEC under the HFCAA as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completed by the PCAOB in connection with our filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. Such identification and other efforts under the HFCAA to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the ADSs could be adversely affected. Additionally, whether the PCAOB will be able to conduct inspections of our auditor before the issuance of our financial statements on Form 20-F for the year ended December 31, 2023, which is due by April 30, 2024, or at all, is subject to substantial uncertainty and depends on factors out of our and our auditor’s control. If our auditor is unable to be inspected in time, we would be delisted from the New York Stock Exchange and our ADSs will not be permitted for trading “over-the-counter” either. Such a delisting would substantially impair investors’ ability to sell or purchase our ADSs when they wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of the ADSs. The delisting could happen in 2024 under the current HFCAA. In the case that the Accelerating Holding Foreign Companies Accountable Act, as discussed below, becomes the law, it will reduce the time period before the ADSs would be delisted from the exchange and prohibited from over-the-counter trading in the U.S. from 2024 to 2023.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, or the AHFCA Act, which, if enacted into law, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years, instead of three consecutive years as currently enacted in the HFCAA. On February 4, 2022, the U.S. House of Representatives passed the America Competes Act of 2022 which includes the exact same amendments as the bill passed by the Senate. The America Competes Act however includes a broader range of legislation not related to the HFCAA in response to the U.S. Innovation and Competition Act passed by the Senate in 2021. The U.S. House of Representatives and U.S. Senate will need to agree on amendments to these respective bills to align the legislation and pass their amended bills before the President of the U.S. can sign into law. It is unclear when the U.S. Senate and U.S. House of Representatives will resolve the differences in the U.S. Innovation and Competition Act and the America Competes Act of 2022 bills currently passed, or when the U.S. President will sign on the bill to make the amendment into law, or at all. In the case that the bill becomes the law, it will reduce the time period before the ADSs would be delisted from the exchange and prohibited from over-the-counter trading in the U.S. from 2024 to 2023. See “Risk Factors—Risks Related to Doing Business in China—Our ADSs will be delisted and our ADSs and Class A ordinary shares may be prohibited from trading in the over-the-counter market under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or fully investigate auditors located in China. On December 16, 2021, PCAOB issued the HFCAA Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. Under the current law, delisting and prohibition from over-the-counter trading in the U.S. could take place in 2024. In the case that the Accelerating Holding Foreign Companies Accountable Act becomes the law, it will reduce the time period before our ADSs would be delisted from the NYSE and prohibited from over-the-counter trading in the U.S. from 2024 to 2023. If any of these happens there is no certainty that we will be able to list our ADSs or Class A ordinary shares on a non-U.S. exchange or that a market for our ADSs or Class A ordinary shares will develop outside of the U.S. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” on page 45 of this prospectus, and “—The potential enactment of the Accelerating Holding Foreign Companies Accountable Act would decrease the number of non-inspection years from three years to two years, thus reducing the time period before our ADSs may be delisted or prohibited from over-the-counter trading. If this bill were enacted, our ADS would be delisted from the exchange and prohibited from over-the-counter trading in the U.S. in 2023” on page 46 of this prospectus.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 30 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 26, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may, at any time and from time to time, offer and sell up to an aggregate of US$500,000,000 of the securities as described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

•	“ADSs” refers to our American depositary shares, each of which represents one Class A ordinary share;

•	“Class A ordinary share” refers to our Class A ordinary shares, par value US$0.0001 per share;

•	“Class B ordinary share” refers to our Class B ordinary shares, par value US$0.0001 per share;

•	“Linjiedian Education” refers to Hangzhou NetEase Linjiedian Education Technology Co., Ltd., a company incorporated under PRC laws;

•	“MAA” refers to the fourth amended and restated memorandum and articles of association of our company, currently effective;

•	“NetEase” refers to NetEase, Inc. (NASDAQ: NTES; HKEX: 9999), our controlling shareholder;

•	“NetEase Group” refers to NetEase, its subsidiaries, consolidated VIEs and VIEs’ subsidiaries, other than Youdao Group Companies;

•	“NYSE” refers to the New York Stock Exchange;

•	“preferred shares” prior to our initial public offering refers to our Series A preferred shares, par value US$0.0001 per share;

•	“RMB” or “Renminbi” refers to the legal currency of China;

•	“shares” or “ordinary shares” refers to our Class A and Class B ordinary shares, per value US$0.0001 per share;

•	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States;

•

“variable interest entities,” or “VIEs,” refers to the PRC entities of which, through certain contractual arrangements, we have power to exert control over the management, and financial and operating policies and have the right to recognize and receive substantially all the economic benefits and in which we have an exclusive option to purchase all or part of the equity interests at the minimum price possible to the extent permitted by PRC law, which allows us to be considered the primary beneficiary of the VIEs for accounting purposes, and to consolidate their operating results in our financial statements under the U.S. GAAP, to the extent the conditions for consolidation of the VIEs under U.S. GAAP are satisfied;

•	“Youdao,” “we,” “us,” “our company,” and “our” refer to Youdao, Inc., a Cayman Islands company and its subsidiaries, unless otherwise indicated;

•	“Youdao Computer” refers to Beijing NetEase Youdao Computer System Co., Ltd., a company incorporated under PRC laws; and

•	“Youdao Group Companies” refer to Youdao, Inc., its subsidiaries, consolidated VIEs and VIEs’ subsidiaries;

•	“Youdao Information” refers to NetEase Youdao Information Technology (Beijing) Co., Ltd., a company incorporated under PRC laws.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to”, “could”, “potential” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

•	general economic, political, demographic and business conditions in China and globally;

•	our ability to implement our growth strategies;

•	the success of operating initiatives, including advertising and promotional efforts and new product and content development by us and our competitors;

•	our ability to develop and apply our technologies to support and expand our offerings;

•	the expected growth of the intelligent learning industry in China and globally;

•	our ability to compete and conduct our business in the future;

•	our ability to offer new learning content;

•	the availability of qualified personnel and the ability to retain such personnel;

•	competition in the intelligent learning industry, particularly the segments of learning services and smart devices in China;

•	the outbreak of COVID-19;

•	changes in government policies and regulations and our ability to adapt our operations and business practices to the evolving PRC regulatory environment;

•	other factors that may affect our financial condition, liquidity and results of operations; and

•	other risk factors discussed under “Risk Factors.”

The forward-looking statements included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

PROSPECTUS SUMMARY

Youdao, Inc. is a Cayman Islands holding company with no operations of its own. Youdao, Inc. conducts its operations in China through its PRC subsidiaries NetEase Youdao Information Technology (Beijing) Co., Ltd. (“Youdao Information”), NetEase Youdao (Hangzhou) Smart Technology Co., Ltd. (“Youdao Smart Technology”) and NetEase Youdao Information Technology (Hangzhou) Co., Ltd. (“Youdao Hangzhou”), as well as through Beijing NetEase Youdao Computer System Co., Ltd. (“Youdao Computer”) and Hangzhou NetEase Linjiedian Education Technology Co., Ltd. (“Linjiedian Education”) which we refer to as the consolidated variable interest entities, or the VIEs. As used in this prospectus, “we,” “us,” “our company,” “our,” or “Youdao” refers to Youdao, Inc. and its subsidiaries, unless otherwise indicated. We and our subsidiaries do not, and it is virtually impossible for us and our subsidiaries to, have any equity interests in the VIEs as current PRC laws and regulations restrict foreign investment in companies that engage in value-added telecommunication services. As a result, we depend on certain contractual arrangements with the VIEs, which allows us to be considered the primary beneficiary of the VIEs for accounting purposes, and to consolidate their operating results in our financial statements under the U.S. GAAP, to the extent the conditions for consolidation of the VIEs under U.S. GAAP are satisfied. Nonetheless, investors in our equity securities should note that they are purchasing equity securities of a Cayman Islands holding company, rather than equity securities issued by our subsidiaries or the VIEs. Neither such investors nor the holding company itself have an equity ownership in, direct investment in, or control of, through such ownership or investment, the VIEs. Investors who are non-PRC residents may never directly hold equity interests in the VIEs under current PRC laws and regulations.

The VIE structure involves unique risks to investors. As of the date of this prospectus, to our best knowledge, our directors and management, the contractual arrangements with the VIEs have not been tested in a court of law in the PRC. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to material penalties or be forced to relinquish our interests in those operations or otherwise significantly change our corporate structure. We and our investors face significant uncertainty about potential future actions by the PRC government that could affect the legality and enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect our ability to consolidate the financial results of the VIEs and the financial performance of our company as a whole. Our Class A ordinary shares, our ADSs or other equity securities may decline in value or become worthless if we are unable to effectively enforce our contractual control rights over the assets and operations of the VIEs. For a detailed discussion of the risk and uncertainties associated with the VIE structure, see “Risk Factors—Risks Related to Our Corporate Structure—There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the agreements that establish the VIE structure for our operations in China, including potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with the VIEs and, consequently, significantly affect our financial condition and results of operations. If the PRC government finds our contractual arrangements non-compliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs,” and the other risk factors discussed under “Risk Factors—Risks Related to Our Corporate Structure.”

Investors in our securities should note that, to the extent cash in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of Youdao, Inc. its subsidiaries, or the VIEs by the PRC government to transfer cash. For more details, see “Risk Factors—Risks Related to Doing Business in China—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.”

We face various legal and operational risks and uncertainties associated with being based in and having the majority of our operations in China, including risks and uncertainties regarding that the rules and regulations in

China can change quickly with little advance notice, which could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government has significant authority to intervene with or exert influence on the ability of a China-based company, like us, to conduct its business, accept foreign investments or maintain our status as a company listed on a U.S. stock exchange, as the government deems appropriate to further regulatory, political and societal goals. We also face risks associated with recent statements and regulatory actions by the PRC government, including those related to regulatory approvals of offshore offerings, anti-monopoly regulatory actions, cybersecurity and data privacy, regulations on the use of variable interest entities, as well as the lack of inspection from the U.S. Public Company Accounting Oversight Board, or PCAOB, on our auditors. For more detailed information, see “—Permission Required from the PRC Authorities for Our Operations and Overseas Securities Offerings” starting on page 9 of this prospectus, “—Recent Regulatory Development” starting on page 10 of this prospectus, “Risk Factors—Risks Related to Our Business and Industry—The approval, filing or other requirements of the China Securities Regulatory Commission or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas or maintenance of the listing status of our ADSs, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing or other requirements” on page 33 of this prospectus, and “—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in policies, laws and regulations in China, could adversely affect us” on page 40 of this prospectus and “—The PRC government may intervene or influence our operations at any time, or may exert more control over our future overseas offerings or foreign investments in us, which could result in a material change in our operation and the value of our ADSs” on page 41 of this prospectus.

Contractual Arrangements and Corporate Structure

We are a Cayman Islands company and currently conduct substantially all of our business operations in the PRC through Youdao Information, our subsidiary incorporated in the PRC, and the VIEs and their subsidiaries. Youdao Information maintain a series of contractual arrangements with Youdao Computer and Linjiedian Education, the VIEs. We conduct a significant portion of our businesses in China through Youdao Computer. It is the VIEs that hold certain key operating licenses material to our business operations, provide services to our customers, and enter into contracts with our suppliers. We operate our businesses this way because PRC laws and regulations restrict foreign investment in companies that engage in value-added telecommunication services. These contractual arrangements entered into with the VIEs allow us to (i) be considered as the primary beneficiary of the VIEs, (ii) receive substantially all of the economic benefits of the VIEs, and (iii) have an exclusive option to purchase all or part of the equity interests in the VIEs when and to the extent permitted by PRC law. These contractual arrangements include the operating agreement, equity pledge agreement, exclusive purchase option agreement, shareholder voting right trust agreement, loan agreement, and cooperation agreement, as the case may be. As a result of these contractual arrangements, we are considered the primary beneficiary of the VIEs for accounting purposes, and consolidate their operating results in our financial statements under U.S. GAAP, to the extent the conditions for consolidation of the VIEs under U.S. GAAP are satisfied.

We do not have any equity interests in the VIEs who are owned by certain nominee shareholders. As a result, even though these contractual arrangements allow us to be considered the primary beneficiary of the VIEs for accounting purposes, which results in the consolidation of VIEs’ operating results in our financial statements under the U.S. GAAP to the extent the conditions for consolidation of the VIEs under U.S. GAAP are satisfied, we do not have an equity ownership in, direct investment in, or control of (through such ownership or investment), the VIEs, and we could face heightened risks and costs in enforcing these contractual arrangements, because there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the legality and enforceability of these contractual arrangements. For the risks related to the nominee shareholders of the VIEs, see “Risk Factors—Risks Related to our Corporate Structure—Any failure by the VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.” If the PRC government finds such agreements to be illegal, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs.

Organizational Structure

The following chart shows our corporate structure, including our principal subsidiaries and the VIEs as of the date of this prospectus.

Notes:

(1)	Youdao HK currently operates our overseas knowledge tool and related businesses, including U-Dictionary.
(2)

Shareholders of Linjiedian Education are William Lei Ding, our director (who is also the chief executive officer, a director and a major shareholder of NetEase, our controlling shareholder), and Feng Zhou, our Chief Executive Officer and director, each holding 99% and 1%, respectively, of Linjiedian Education’s equity interests.

(3)

Shareholders of Youdao Computer are William Lei Ding, our director (who is also the chief executive officer, a director and a major shareholder of NetEase, our controlling shareholder), and Feng Zhou, our Chief Executive Officer and director, each holding approximately 71% and 29%, respectively, of Youdao Computer’s equity interests.

Contractual Arrangements with the VIEs and the VIEs’ Respective Shareholders

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunication services and certain other businesses. We are a company registered in the Cayman Islands. Youdao Information, our PRC subsidiary, is considered a foreign-invested enterprise. To comply with the foregoing restrictions imposed by PRC laws and regulations on foreign investments, we conduct a significant portion of our businesses in China through Youdao Computer and Linjiedian Education, the VIEs in the PRC, based on a series of contractual arrangements between us and the VIEs and their respective shareholders. As a result of these contractual arrangements, we are considered the primary beneficiary of the VIEs and consolidate their operating results in our financial statements under the U.S. GAAP. In 2019, 2020 and 2021, the amount of revenues generated by the VIEs and their subsidiaries accounted for 74.6%, 71.0% and 68.5%, respectively, of the total net revenues. As a result, our ability to pay dividends depends upon dividends paid by our subsidiaries which, in turn, depends on the payment of service fees to our PRC subsidiaries by the VIEs in the PRC pursuant to certain contractual arrangements among our PRC subsidiaries, the VIEs and the VIEs’ shareholders. In 2019, 2020 and 2021, the amount of service fees charged by our PRC subsidiaries to the VIEs was RMB622.1 million, RMB1,964.8 million and RMB3,473.5 million

(US$545.1 million) (without giving effects to the discontinued operation presentation of our historical financial results as a result of the disposal of our Academic AST Business), respectively. We expect that the amounts of such service fees will increase in the foreseeable future as our PRC business continues to grow.

The following is a summary of the contractual arrangements by and among Youdao Information, Youdao Computer and the shareholders of Youdao Computer. The contractual arrangements by and among Youdao Information, Linjiedian Education and the shareholders of Linjiedian Education, except for the Cooperation Agreement, are substantially similar to the corresponding contractual arrangements as discussed below. For the complete text of these contractual arrangements, please see the copies of exhibits to our annual report on Form 20-F for the fiscal year ended December 31, 2021, of which this prospectus forms a part.

In the opinion of our PRC legal counsel, save for the uncertainties disclosed in this prospectus and in our annual report on Form 20-F for the fiscal year ended December 31, 2021, the contractual arrangements described in this section are valid, binding and enforceable under current PRC law. However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. Accordingly, the PRC regulatory authorities may take a view that is contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to VIE structures will be adopted or if adopted, how they would affect the VIE structure. We have been further advised by our PRC legal counsel that if the PRC government authorities find that the agreements that establish the structure for operating our value-added telecommunication services and other business do not comply with PRC government restrictions on foreign investment in such businesses, we could be subject to severe penalties including being prohibited from continuing operations. Additionally, these contractual arrangements may not be as effective as equity ownership in providing us with control over the VIEs. If the VIEs or their shareholders fail to perform their respective obligations under such contractual arrangements, we could be limited in our ability to enforce such contractual arrangements in the PRC and may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be effective. Additionally, the ability of our PRC subsidiaries to pay dividends to us is limited by certain PRC legal restrictions on the payment of dividends by PRC companies and foreign exchange control, among others, which prevent us from having unfettered access to our PRC subsidiaries’ and VIEs’ revenues. Our access to the VIEs’ revenues is also limited since we do not have equity ownership in the VIEs and have to rely on the payment of service fees by the VIEs to our PRC subsidiaries. For a more detailed description of the risks related to these contractual arrangements and our corporate structure, please see “Risk Factors—Risks Related to Our Corporate Structure.”

Cooperation Agreements

Youdao Computer and Youdao Information entered into a cooperation agreement, or the Youdao Computer Cooperation Agreement, on July 1, 2015. Under the Youdao Computer Cooperation Agreement, Youdao Information has agreed to provide the following services to Youdao Computer:

•

the development of computer software (including, but not limited to, producing online advertisement and distribution and maintenance of software) and technical support and maintenance for computer software operation;

•	the design, development, update and upgrade of platforms for online advertisement; and

•	the provision of technology support, including, but not limited to, server maintenance, development of server software and related maintenance and updates.

Youdao Computer has agreed to share its monthly income (after tax and expenses) with Youdao Information in accordance with certain formulas as specified in the Youdao Computer Cooperation Agreement. The Youdao Computer Cooperation Agreement was effective from July 1, 2015 and will continue to be effective unless it is terminated, in case of a material breach of the agreement, by written notice of the non-breaching party.

Linjiedian Education and Youdao Information entered into a cooperation agreement, or the Linjiedian Education Cooperation Agreement, on January 18, 2019, pursuant to which Youdao Information has agreed to provide the following services to Linjiedian Education:

•	the development of computer software (including, but no limited to information management software and other technical software) and technical support and maintenance for computer software operation;

•	licensing of software, trademark, domains, technical secrets and other associated intellectual property rights; and

•	the provision of R&D services in relation to education courseware and teaching support services.

Linjiedian Education has agreed to share its monthly income (after tax and expenses) with Youdao Information in accordance with certain formulas as specified in the Linjiedian Education Cooperation Agreement. The Linjiedian Education Cooperation Agreement was effective from January 18, 2019 and will continue to be effective unless it is terminated, in case of a material breach of the agreement, by written notice of the non-breaching party.

Operating Agreements

To ensure the successful performance of the various agreements between the parties, each of William Lei Ding and Feng Zhou, the shareholders of Youdao Computer, entered into an operating agreement with Youdao Computer and Youdao Information, with each agreement taking effect from September 26, 2016. Under the operating agreements, each of Youdao Computer, Mr. Ding and Dr. Zhou agreed that, except for transactions in the ordinary course of business, Youdao Computer will not enter into any transaction that would materially affect the assets, liabilities, rights or operations of Youdao Computer without the prior written consent of Youdao Information. Youdao Information also agreed that it would provide performance guarantees and, at its discretion, guarantee loans for working capital purposes to the extent required by Youdao Computer for its operations. As counter-guarantee, Youdao Computer agreed to pledge the account receivable in its operations and all of its assets to Youdao Information, which pledge has not been implemented as of the date of this prospectus. Furthermore, each of Mr. Ding and Dr. Zhou agreed that, upon instruction from Youdao Information, he would appoint candidates recommended by Youdao Information as Youdao Computer’s board members, president, chief financial officer and other senior executive officers. The term of each operating agreement is 20 years from the date of execution and can be extended with the written consent of Youdao Information.

Equity Pledge Agreements

Each of Mr. Ding and Dr. Zhou, the shareholders of Youdao Computer, has entered into an equity pledge agreement with Youdao Information, with each agreement taking effect from September 26, 2016. Under such equity pledge agreements, each of Mr. Ding and Dr. Zhou pledged his respective equity interest in Youdao Computer to Youdao Information to secure his obligations under the applicable loan agreement, exclusive purchase option agreement, shareholder voting right trust agreement, and operating agreement. Each of Mr. Ding and Dr. Zhou further agreed not to transfer or pledge his respective equity interest in Youdao Computer without the prior written consent of Youdao Information. Each of the equity pledge agreements will remain binding until the respective pledger, Mr. Ding or Dr. Zhou, as the case may be, discharges all his obligations under the above-mentioned agreements. As of the date of this prospectus, the equity pledges under such Equity Pledge Agreements have been registered with competent PRC regulatory authority.

Exclusive Purchase Option Agreements

Each of Mr. Ding and Dr. Zhou, the shareholders of Youdao Computer, has entered into an exclusive purchase option agreement with Youdao Information and Youdao Computer, with each agreement taking effect from September 26, 2016. Under the exclusive purchase option agreements, each of Mr. Ding and Dr. Zhou granted Youdao Information an option to purchase all or a portion of his respective equity interest in Youdao Computer at a price equal to the original and any additional paid-in capital paid by him. In addition, under each exclusive purchase option agreement, Youdao Computer has granted Youdao Information an option to purchase all or a portion of the assets held by Youdao Computer or its subsidiaries at a price equal to the net book value of such assets. Each of Youdao Computer, Mr. Ding and Dr. Zhou agreed not to transfer, mortgage or permit any security interest to be created on any equity interest in or assets of Youdao Computer without the prior written consent of Youdao Information. Each exclusive purchase option agreement shall remain in effect until all of the equity interests in or assets of Youdao Computer have been acquired by Youdao Information or its designee or until Youdao Information unilaterally terminates the agreement by written notice.

Shareholder Voting Right Trust Agreements

Each of Mr. Ding and Dr. Zhou, the shareholders of Youdao Computer, has entered into a shareholder voting right trust agreement with Youdao Information, with each agreement taking effect from September 26, 2016. Under the shareholder voting right trust agreements, each of Mr. Ding and Dr. Zhou agreed to irrevocably entrust a person designated by Youdao Information to represent him to exercise all the voting rights and other shareholders’ rights to which he is entitled as a shareholder of Youdao Computer. Each shareholder voting right trust agreement shall remain effective for as long as Mr. Ding or Dr. Zhou, as applicable, remains a shareholder of Youdao Computer unless Youdao Information unilaterally terminates the agreement by written notice.

Loan Agreements

Each of Mr. Ding and Dr. Zhou, the shareholders of Youdao Computer, has entered into a loan agreement with Youdao Information, with each agreement taking effect from September 26, 2016. Under these loan agreements, Youdao Information provided each of Mr. Ding and Dr. Zhou with an interest-free loan. The proceeds from the loans were used by each of Mr. Ding and Dr. Zhou to pay the consideration to acquire their respective equity interest in Youdao Computer. The loans can be repaid by transferring each of Mr. Ding’s and Dr. Zhou’s respective equity interest in Youdao Computer to Youdao Information or its designee or through such other method as Youdao Information shall determine. The term of each of the Loan Agreements is 10 years from the date of such agreement and will be automatically extended for a further 10-year term unless otherwise decided by Youdao Information.

We and the VIEs face various legal and operational risks and uncertainties as a company based in and primarily operating in China. The PRC government has significant authority to exert influence on the ability of a China-based company, like us, to conduct its business, accept foreign investments or maintain our status as a company listed on a U.S. stock exchange. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, cybersecurity and data privacy, regulations on the use of variable interest entities, as well as the lack of inspection from the U.S. Public Company Accounting Oversight Board, or PCAOB, on our auditors. The PRC government may also intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected our industry and we cannot rule out the possibility that it will in the future further release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Any such action could cause the value of such securities to significantly decline or in extreme cases, become worthless. For detailed discussion, see “Risk Factors—Risks Related to Doing Business in China.”

Permission Required from the PRC Authorities for Our Operations and Overseas Securities Offerings

Except as disclosed in “Risk Factors—Risks Related to Our Business and Industry—Our failure to obtain, maintain or renew other licenses, approvals, permits, registrations or filings necessary to conduct our operations in China could have a material adverse impact on our business, financial condition and results of operations” and “—We may face risks and uncertainties with respect to the licensing requirement for internet audio-visual programs,” based on the opinion of our PRC legal counsel, we believe our PRC subsidiaries and the VIEs have obtained the requisite licenses and permits from the PRC government authorities that are necessary for their business operations in China, including the ICP license, the Publication Operation Permit and the Permit for Production and Operation of Radio and TV Program. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we or any of the VIEs may be required to obtain additional licenses, permits, filings, or approvals for the business operations in the future. If we or any of the VIEs is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. In addition, if we or any of the VIEs had inadvertently concluded that such approvals, permits, registrations or filings were not required, or if applicable laws, regulations or interpretations change in a way that requires us or any of the VIEs to obtain such approval, permits, registrations or filings in the future, we or the relevant VIEs may be unable to obtain such necessary approvals, permits, registrations or filings in a timely manner, or at all, and such approvals, permits, registrations or filings may be rescinded even if obtained. Any such circumstance may subject us or the relevant VIEs to fines and other regulatory, civil or criminal liabilities, and we or relevant VIEs may be ordered by the competent government authorities to suspend relevant operations, which will materially and adversely affect our business operations. For risks relating to licenses and approvals required for our operations in China, see “Risk Factors—Risk Related to Our Business and Industry—Our failure to obtain, maintain or renew other licenses, approvals, permits, registrations or filings necessary to conduct our operations in China could have a material adverse impact on our business, financial condition and results of operations,” and “—We may face risks and uncertainties with respect to the licensing requirement for internet audio-visual programs.”

In addition, the PRC government has recently indicated an intent to exert more oversight over overseas securities offerings and published a series of laws and regulations to regulate such transactions. In connection with our prior overseas offerings and NYSE listing status, as of the date of this prospectus, we (i) have not been required to obtain any permission from or complete any filing with the CSRC, and (ii) have not been required to go through a cybersecurity review by the CAC.

However, there are substantial uncertainties as to how PRC governmental authorities will regulate overseas listings and offerings in general and whether we are required to complete any filing or obtain any specific regulatory approval from the CSRC, the CAC or any other PRC governmental authorities for our future overseas securities offerings. If we had inadvertently concluded that such approvals were not required, or if applicable laws, regulations or interpretations change in a way that requires us to complete such filings or obtain such approvals in the future, we may be unable to fulfill such requirements in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could subject us to penalties, including fines, suspension of business and revocation of required licenses, significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For more detailed information, see “Risk Factors—Risks Related to Our Business and Industry—The approval, filing or other requirements of the China Securities Regulatory Commission or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas or maintenance of the listing status of our ADSs, and the PRC government’s oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our ADSs.”

Recent Regulatory Development

Cybersecurity Review Measures

On January 4, 2022, the CAC published the Revised Cybersecurity Review Measures, which became effective on February 15, 2022 and repealed the Cybersecurity Review Measures promulgated on April 13, 2020. The Revised Cybersecurity Review Measures provide that a critical information infrastructure operator purchasing network products and services, and platform operators carrying out data processing activities, which affect or may affect national security, shall apply for cybersecurity review and that a platform operator with more than one million users’ personal information aiming to list abroad must apply for cybersecurity review.

Our PRC legal counsel has consulted the competent government authorities, which acknowledged that, under the currently effective PRC laws and regulations, a company that has been listed on a foreign stock exchange before the promulgation of the Revised Cybersecurity Review Measures is not required to go through a cybersecurity review by the CAC to conduct a securities offering or to maintain its listing status on the foreign stock exchange on which its securities have been listed. Based on the consultation, our PRC legal counsel is of the opinion that, under the currently effective PRC laws and regulations, we are not required to go through a cybersecurity review by the CAC to conduct a security offering or maintain our listing status on the NYSE. However, there remain substantial uncertainties on the interpretation and implementations of the Cybersecurity Review Measures. If the CSRC, the CAC or other regulatory agencies later require that we obtain their approvals for our future offshore offerings, we may be unable to obtain such approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. In addition, implementation of industry-wide regulations affecting our operations could limit our ability to attract new customers and/or users and cause the value of our securities to significantly decline. Therefore, investors of our company and our business face potential uncertainty from actions taken by the PRC government affecting our business.

As of the date of this prospectus, we have not been involved in any investigations or become subject to a cybersecurity review initiated by the CAC based on the Cybersecurity Review Measures, and we have not received any inquiry, notice, warning, sanctions in such respect or any regulatory objections to our listing status from the CAC.

Potential CSRC Approval Required for Overseas Listing and Securities Offerings

On July 6, 2021, certain PRC regulatory authorities issued Opinions on Strictly Cracking Down on Illegal Securities Activities. These opinions call for strengthened regulation over illegal securities activities and supervision on overseas listings by China-based companies and propose to take effective measures, such as promoting the development of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

Moreover, on December 24, 2021, the CSRC issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), collectively the Draft Overseas Listing Regulations, for public comments, which require, among others, that PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to file the required documents with the CSRC within three working days after its application for overseas listing is submitted. As of the date of this prospectus, the Draft Overseas Listing Regulations were released for public comments only and the final version and effective date of such regulations are subject to substantial uncertainty.

As the Draft Overseas Listing Regulations have not come into effect, our PRC legal counsel is of the opinion that, under the currently effective PRC laws and regulations, we are currently not required to obtain any permission from or complete any filing with the CSRC to conduct a securities offering or maintain our listing status on the NYSE. However, if the Draft Overseas Listing Regulations become effective in the current form, our PRC legal counsel is of the opinion that we may be required to go through the filing procedures with the CSRC to conduct a securities offering. Moreover, there are substantial uncertainties as to how PRC governmental authorities will regulate overseas offerings and listings in general and we cannot assure you that we will not be required to obtain the approval of the CSRC or of potentially other regulatory authorities to maintain the listing status of our ADSs on the NYSE or to conduct overseas securities offerings in the future. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC, or other PRC regulatory authorities required for overseas listings. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection from the CSRC.

Condensed Consolidating Schedule

The following tables present the condensed consolidating schedule of financial information for Youdao, Inc., its wholly owned subsidiary that is the primary beneficiary of the VIEs, namely, Youdao Information, our other subsidiaries, the VIEs and their subsidiaries that we consolidate for the periods and as of the dates presented.

	As of December 31, 2020
	Youdao, Inc.	Other Subsidiaries	Primary beneficiary of VIEs	VIEs and their subsidiaries	Eliminations	Total
	(RMB in thousands)
Cash and cash equivalents	117,400	184,995	299,113	7,691	—	609,199
Time deposits	—	—	263	—	—	263
Short-term investments	—	524,526	50,119	10,354	—	584,999
Accounts receivable, net	—	38,606	85,012	145,212	—	268,830
Amounts due from NetEase Group	—	2,231	1,705	145	—	4,081
Amounts due from Youdao Group Companies(1)	1,011,360	127,259	2,127	1,242,980	(2,383,726)	—
Other assets	9,277	52,303	370,509	170,787	—	602,876
Total assets	1,138,037	929,920	808,848	1,577,169	(2,383,726)	2,070,248
Contract liabilities	—	16,105	35,817	842,296	—	894,218
Amounts due to NetEase Group	2,059	9,945	28,498	26,728	—	67,230
Amounts due to Youdao Group Companies(1)	—	629,070	1,754,656	—	(2,383,726)	—
Short-term loans from NetEase Group	—	—	878,000	—	—	878,000
Other current liabilities	3,655	144,773	754,702	650,987	—	1,554,117
Investments in subsidiaries and VIEs(3)	2,536,385	2,656,830	(171,895)	—	(5,021,320)	—
Total liabilities	2,546,142	3,465,308	3,350,718	1,520,234	(7,405,046)	3,477,356
Youdao’s shareholders’ (deficit)/equity(3)	(1,408,105)	(2,536,385)	(2,541,870)	56,935	5,021,320	(1,408,105)
Noncontrolling interests	—	997	—	—	—	997
Total shareholders’ (deficit)/equity	(1,408,105)	(2,535,388)	(2,541,870)	56,935	5,021,320	(1,407,108)
Total liabilities and shareholders’ (deficit)/equity	1,138,037	929,920	808,848	1,577,169	(2,383,726)	2,070,248

	As of December 31, 2021
	Youdao, Inc.	Other Subsidiaries	Primary beneficiary of VIEs	VIEs and their subsidiaries	Eliminations	Total
	(RMB in thousands)
Cash and cash equivalents	122,765	27,172	38,201	134,639	—	322,777
Time deposits	—	—	268	—	—	268
Restricted cash	—	—	—	749,770	—	749,770
Short-term investments	—	490,214	—	13,617	—	503,831
Accounts receivable, net	—	77,637	24,445	146,257	—	248,339
Amounts due from NetEase Group	—	2,389	3,627	176	—	6,192
Amounts due from Youdao Group Companies(1)	2,658,772	72,465	536,080	442,110	(3,709,427)	—
Other assets	229	318,149	202,851	281,661	—	802,890
Total assets	2,781,766	988,026	805,472	1,768,230	(3,709,427)	2,634,067
Contract liabilities	—	40,678	13,227	1,011,734	—	1,065,639
Amounts due to NetEase Group	221	19,174	39,662	23,984	—	83,041
Amounts due to Youdao Group Companies(1)	—	488,385	2,740,421	480,621	(3,709,427)	—
Short-term loans from NetEase Group	—	—	878,000	—	—	878,000
Other current liabilities	2,573	366,896	510,562	127,248	—	1,007,279
Long-term loans from NetEase Group	255,028	—	—	—	—	255,028
Investments in subsidiaries and VIEs(3)	3,328,600	3,354,116	(113,250)	—	(6,569,466)	—
Total liabilities	3,588,833	4,318,552	4,076,586	1,659,390	(10,278,893)	3,364,468
Total mezzanine equity	—	—	—	78,592	—	78,592
Youdao’s shareholders’ (deficit)/equity(3)	(807,067)	(3,328,600)	(3,271,114)	30,248	6,569,466	(807,067)
Noncontrolling interests	—	(1,926)	—	—	—	(1,926)
Total shareholders’ (deficit)/equity	(807,067)	(3,330,526)	(3,271,114)	30,248	6,569,466	(808,993)
Total liabilities, mezzanine equity and shareholders’ (deficit)/equity	2,781,766	988,026	805,472	1,768,230	(3,709,427)	2,634,067

	For the Year Ended December 31, 2019
	Youdao, Inc.	Other Subsidiaries	Primary beneficiary of VIEs	VIEs and their subsidiaries	Eliminations	Total
	(RMB in thousands)
Net revenues:
Third-party net revenues	—	119,672	187,475	900,263	—	1,207,410
Intra-Group net revenues related to technical consulting and related services(4)	—	62,040	478,790	—	(540,830)	—
Other intra-Group net revenues(5)	—	35,275	2,806	—	(38,081)	—

Total net revenues	—	216,987	669,071	900,263	(578,911)	1,207,410

Cost and expenses:
Third-party cost and expenses	(17,255)	(294,495)	(997,182)	(358,318)	—	(1,667,250)
Intra-Group cost and expenses related to technical consulting and related services(4)	—	—	—	(540,830)	540,830	—
Other intra-Group cost and expenses(5)	—	(416)	(35,430)	(2,235)	38,081	—

Total cost and expenses	(17,255)	(294,911)	(1,032,612)	(901,383)	578,911	(1,667,250)

Loss from operations	(17,255)	(77,924)	(363,541)	(1,120)	—	(459,840)
Share of (loss)/income of subsidiaries and VIEs(3)	(585,152)	(533,417)	5,161	—	1,113,408	—
Net (loss)/income from continuing operations	(601,503)	(594,055)	(380,293)	2,066	1,113,408	(460,377)
Net loss from discontinued operations						(141,078)
Net (loss)/income attributable to ordinary shareholders of the Company	(637,396)	(585,152)	(531,429)	3,173	1,113,408	(637,396)

	For the Year Ended December 31, 2020
	Youdao, Inc	Other Subsidiaries	Primary beneficiary of VIEs	VIEs and their subsidiaries	Eliminations	Total
	(RMB in thousands)
Net revenues:
Third-party net revenues	—	145,698	588,146	1,792,962	—	2,526,806
Intra-Group net revenues related to technical consulting and related services(4)	—	126,418	1,275,953	—	(1,402,371)	—

Other intra-Group net revenues(5)	—	166,863	3,584	552	(170,999)	—

Total net revenues	—	438,979	1,867,683	1,793,514	(1,573,370)	2,526,806

Cost and expenses:
Third-party cost and expenses	(13,008)	(486,182)	(2,457,259)	(421,814)	—	(3,378,263)
Intra-Group cost and expenses related to technical consulting and related services(4)	—	—	—	(1,402,371)	1,402,371	—
Other intra-Group cost and expenses(5)	—	(3,753)	(166,139)	(1,107)	170,999	—

Total cost and expenses	(13,008)	(489,935)	(2,623,398)	(1,825,292)	1,573,370	(3,378,263)

Loss from operations	(13,008)	(50,956)	(755,715)	(31,778)	—	(851,457)
Share of (loss)/income of subsidiaries and VIEs(3)	(1,762,633)	(1,634,507)	24,161	—	3,372,979	—
Net (loss)/income from continuing operations	(1,752,789)	(1,724,766)	(714,932)	20,483	3,372,979	(799,025)
Net loss from discontinued operations						(954,327)
Net (loss)/income attributable to ordinary shareholders of the Company	(1,752,789)	(1,762,633)	(1,634,558)	24,212	3,372,979	(1,752,789)

	For the Year Ended December 31, 2021
	Youdao, Inc.	Other Subsidiaries	Primary beneficiary of VIEs	VIEs and their subsidiaries	Eliminations	Total
	(RMB in thousands)
Net revenues:
Third-party net revenues	—	233,070	1,032,114	2,750,610	—	4,015,794
Intra-Group net revenues related to technical consulting and related services(4)	—	128,974	2,092,225	—	(2,221,199)	—
Other intra-Group net revenues(5)	—	549,236	46,851	941	(597,028)	—

Total net revenues	—	911,280	3,171,190	2,751,551	(2,818,227)	4,015,794

Cost and expenses:
Third-party cost and expenses	(13,048)	(873,420)	(3,511,302)	(561,272)	—	(4,959,042)
Intra-Group cost and expenses related to technical consulting and related services(4)	—	—	—	(2,221,199)	2,221,199	—
Other intra-Group cost and expenses(5)	—	(34,756)	(551,599)	(10,673)	597,028	—

Total cost and expenses	(13,048)	(908,176)	(4,062,901)	(2,793,144)	2,818,227	(4,959,042)

(Loss)/Income from operations	(13,048)	3,104	(891,711)	(41,593)	—	(943,248)
Share of loss of subsidiaries and VIEs(3)	(989,148)	(806,306)	(55,055)	—	1,850,509	—
Net loss from continuing operations	(995,655)	(791,025)	(931,396)	(58,520)	1,850,509	(926,087)
Net loss from discontinued operations						(100,267)
Net loss attributable to ordinary shareholders of the Company	(995,655)	(989,148)	(834,408)	(26,953)	1,850,509	(995,655)

	For the Year Ended December 31, 2019
	Youdao, Inc.	Other Subsidiaries	Primary beneficiary of VIEs	VIEs and their subsidiaries	Eliminations	Total
	(RMB in thousands)
Cash flows from operating activities:
Net cash (used in)/provided by transactions with external parties	(782)	(543,748)	(683,455)	855,715	—	(372,270)
Net cash provided by/(used in) transactions with intra-Group companies related to technical consulting and related services	—	50,150	754,979	(805,129)	—	—

	For the Year Ended December 31, 2019
	Youdao, Inc.	Other Subsidiaries	Primary beneficiary of VIEs	VIEs and their subsidiaries	Eliminations	Total
	(RMB in thousands)
Net cash provided by/(used in) other transactions with intra-Group companies	—	35,825	(36,217)	392	—	—

Net cash (used in)/provided by operating activities	(782)	(457,773)	35,307	50,978	—	(372,270)

Cash flows from investing activities:
Net cash (used in)/provided by transactions with external parties	(1,270,536)	269,757	(16,108)	(67,118)	—	(1,084,005)
Capital injection to VIE(3)	—	—	(10,000)	—	10,000	—
Loan made to subsidiaries (2)	(132,062)	—	—	—	132,062	—

Net cash (used in)/provided by investing activities	(1,402,598)	269,757	(26,108)	(67,118)	142,062	(1,084,005)

Cash flows from financing activities:
Net cash provided by transactions with external parties	1,512,026	75,643	—	—	—	1,587,669
Proceeds received from ordinary shareholders(3)	—	—	—	10,000	(10,000)	—
Loan received from Parent Company(2)	—	132,062	—	—	(132,062)	—

Net cash provided by financing activities	1,512,026	207,705	—	10,000	(142,062)	1,587,669

	For the Year Ended December 31, 2020
	Youdao, Inc.	Other Subsidiaries	Primary beneficiary of VIEs	VIEs and their subsidiaries	Eliminations	Total
	(RMB in thousands)
Cash flows from operating activities:
Net cash provided by/(used in) transactions with external parties	14,409	(472,888)	(2,897,799)	3,034,716	—	(321,562)
Net cash provided by/(used in) transactions with intra-Group companies related to technical consulting and related services	—	840,100	2,258,731	(3,098,831)	—	—
Net cash provided by/(used in) other transactions with intra-Group companies	—	43,979	(45,592)	1,613	—	—

Net cash provided by/(used in) operating activities	14,409	411,191	(684,660)	(62,502)	—	(321,562)

Cash flows from investing activities:
Net cash provided by/(used in) transactions with external parties	1,236,356	(454,859)	(86,036)	65,510	—	760,971
Loan made to subsidiaries(2)	(1,236,543)	—	—	—	1,236,543	—

Net cash (used in)/provided by investing activities	(187)	(454,859)	(86,036)	65,510	1,236,543	760,971

Cash flows from financing activities:
Net cash provided by transactions with external parties	26,559	—	—	—	—	26,559
Loan received from Parent Company (2)	—	183,359	1,053,184	—	(1,236,543)	—

Net cash provided by financing activities	26,559	183,359	1,053,184	—	(1,236,543)	26,559

	For the Year Ended December 31, 2021
	Youdao, Inc.	Other Subsidiaries	Primary beneficiary of VIEs	VIEs and their subsidiaries	Eliminations	Total
	(RMB in thousands)
Cash flows from operating activities:
Net cash (used in)/provided by transactions with external parties	(7,763)	(868,319)	(3,748,495)	3,278,167	—	(1,346,410)
Net cash provided by/(used in) transactions with intra-Group companies related to technical consulting and related services	—	19,500	2,389,800	(2,409,300)	—	—
Net cash (used in)/provided by other transactions with intra-Group companies	(1,277)	573,599	(571,623)	(699)	—	—

Net cash (used in)/provided by operating activities	(9,040)	(275,220)	(1,930,318)	868,168	—	(1,346,410)

Cash flows from investing activities:
Net cash provided by transactions with external parties	9,843	12,655	16,026	8,550	—	47,074
Loan made to subsidiaries(2)	(1,759,925)	—	—	—	1,759,925	—

Net cash (used in)/provided by investing activities	(1,750,082)	12,655	16,026	8,550	1,759,925	47,074

Cash flows from financing activities:
Net cash provided by transactions with external parties	1,783,713	—	—	—	—	1,783,713
Loan received from Parent Company(2)	—	105,480	1,654,445	—	(1,759,925)	—

Net cash provided by financing activities	1,783,713	105,480	1,654,445	—	(1,759,925)	1,783,713

Notes:

(1)	It represents the elimination of intercompany balances among Youdao, Inc., other subsidiaries, primary beneficiary of the VIEs, and the VIEs and their subsidiaries.
(2)	It represents the elimination of loans from Youdao, Inc. to other subsidiaries and primary beneficiary of the VIEs.
(3)	It represents the elimination of the investments among Youdao, Inc., other subsidiaries, primary beneficiary of the VIEs, and the VIEs and their subsidiaries.
(4)	It represents the elimination of the intercompany technical consulting and related services at the consolidation level.
(5)	It represents the elimination of other intercompany transactions at the consolidation level.

Transfer of Funds and Other Assets

Under relevant PRC laws and regulations, we are permitted to remit funds to the VIEs through loans rather than capital contributions. In 2019, 2020 and 2021, Youdao, Inc. did not make any loans to the VIEs. The VIEs fund their operations primarily using cash generated from operating and financing activities. For more information, see “—Condensed Consolidating Schedule” of this prospectus, and our consolidated financial statements included elsewhere in our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

The following diagram summarizes how funds were transferred among Youdao, Inc., our subsidiaries, and the VIEs.

As of December 31, 2021, Youdao, Inc. had made cumulative capital contributions of US$125.2 million to our PRC subsidiaries through intermediate holding company, and were accounted as long-term investments of Youdao, Inc. Furthermore, funds equivalent to US$155.0 million and US$257.0 million were provided by Youdao, Inc. to Youdao Information through loans in 2020 and 2021, which were accounted as loans to subsidiary. These funds have been used by our PRC subsidiaries for their operations. As of December 31, 2021, the loan balance Youdao Information made to the VIEs’ nominee shareholders under the contractual arrangements with the VIEs was RMB15.0 million (US$2.4 million). For details, see “—Contractual Arrangements with the VIEs and the VIEs’ Respective Shareholders—Loan Agreements.” In 2019, 2020 and 2021, the VIEs transferred RMB805.1 million, RMB3,098.8 million and RMB2,409.3 million (US$378.1 million), respectively, to our PRC subsidiaries as payment or prepayment of service fees. Youdao Information and Youdao Hangzhou, our PRC subsidiaries, maintained certain personnel for content production, sales and marketing, research and development, and general and administrative functions to support the operations of the VIEs.

As of December 31, 2020 and 2021, the prepayment of service fees from the VIEs to our PRC subsidiaries amounted to RMB1,237.8 million and RMB442.1 million (US$69.4 million), respectively. As of December 31, 2020 and 2021, the outstanding balance of service fees owed by the VIEs to our PRC subsidiaries amounted to nil and RMB464.7 million (US$72.9 million), respectively. There were no other assets transferred between VIEs and non-VIEs in 2019, 2020 and 2021.

As advised by our PRC legal counsel, for any amounts owed by the VIEs to our PRC subsidiaries under the contractual arrangements with the VIEs, unless otherwise required by PRC tax authorities, we are able to settle such amounts under the current effective PRC laws and regulations, provided that the VIEs have sufficient funds to do so. Our PRC subsidiaries are permitted to pay dividends to their shareholders, and eventually to Youdao, Inc., only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Such payment of dividends by entities registered in China is subject to limitations, which could result in limitations on the availability of cash to fund dividends or make distributions to shareholders of our securities. For example, our PRC subsidiaries and the VIEs are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Risk Factors—Risks Related to Doing Business in China—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” Youdao, Inc. has not previously declared or paid any cash dividend or dividend in kind, and has no plan to declare or pay any dividends in the near future on our shares or the ADSs representing our ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. As of the date of this prospectus, we do not have cash management policies in place that dictate how funds are transferred between Youdao, Inc., our subsidiaries, the VIEs and the investors. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations discussed in this section. See “Item 8.—Financial Information—8.A. Consolidated Statements and Other Financial Information—Dividend Policy” in our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

For the purpose of illustration, the below table reflects the hypothetical taxes that might be required to be paid within China, assuming that: (i) we have taxable earnings, and (ii) we determine to pay a dividend in the future:

Taxation Scenario(1)

Statutory Tax and Standard Rates
Hypothetical pre-tax earnings(2)	100%
Tax on earnings at statutory rate of 25%	-25%
Net earnings available for distribution	75%
Withholding tax at standard rate of 10%(3)	-7.5%
Net distribution to Parent/Shareholders	67.5%

Notes:

(1)

The tax calculation has been simplified for the purpose of this example. The hypothetical book pre-tax earnings amount, which does not consider timing differences, is assumed to equal the taxable income in the PRC.

(2)

Under the terms of the contractual arrangements with the VIEs, sales service fees are charged by our PRC subsidiaries to the VIEs. For all the periods presented, these fees are recognized as cost of revenues of the VIEs, with a corresponding amount as service income by our PRC subsidiaries and eliminated in consolidation. For income tax purposes, our PRC subsidiaries and VIEs file income taxes on a separate company basis. The fees paid are recognized as a tax deduction by the VIEs and as income by our PRC subsidiaries and are tax neutral.

Upon the instance that the VIEs reach a cumulative level of profitability, because our PRC subsidiaries occupy certain trademarks and copyrights, the agreements will be updated to reflect charges for such trademarks and copyrights usage on the basis that they will qualify for tax neutral treatment.

(3)

China’s Enterprise Income Tax Law imposes a withholding income tax of 10% on dividends distributed by a Foreign Invested Enterprises (“FIE”) to its immediate holding company outside of China. A lower withholding income tax rate of 5% is applied if the FIE’s immediate holding company is registered in

Hong Kong or other jurisdictions that have a tax treaty arrangement with China, subject to a qualification review at the time of the distribution. For the purpose of this hypothetical example, this table has been prepared based on a taxation scenario under which the full withholding tax would be applied.

The table above has been prepared under the assumption that all profits of the VIEs will be distributed as fees to our PRC subsidiaries under tax neutral contractual arrangements. If in the future, the accumulated earnings of the VIEs exceed the fees paid to our PRC subsidiaries, or if the current and contemplated fee structure between the intercompany entities is determined to be non-substantive and disallowed by Chinese tax authorities, the VIEs could make a non-deductible transfer to our PRC subsidiaries for the amounts of the stranded cash in the VIEs. This would result in such transfer being non-deductible expenses for the VIEs but still taxable income for the PRC subsidiaries. Such a transfer and the related tax burdens would reduce our after-tax income to approximately 50.6% of the pretax income. Our management believes that there is only a remote possibility that this scenario would happen.

Restrictions on Foreign Exchange and the Ability to Transfer Cash between Entities, Across Borders and to U.S. Investors

In the future, if and when we become profitable, Youdao, Inc.’s ability to pay dividends, if any, to its shareholders and ADS holders and to service any debt it may incur will depend upon dividends paid by our PRC subsidiaries. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets offshore to Youdao, Inc. In particular, under the current effective PRC laws and regulations, dividends may be paid only out of distributable profits. Distributable profits are the net profit as determined under PRC GAAP, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. Each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up previous years’ accumulated losses, if any, to fund certain statutory reserve funds, until the aggregate amount of such a fund reaches 50% of its registered capital. As a result, our PRC subsidiaries may not have sufficient distributable profits to pay dividends to us in the near future.

Furthermore, if certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (“SAFE”) or its local branches. However, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our offshore intermediary holding companies or ultimate parent company, and therefore, our shareholders or investors in our ADSs. Further, we cannot assure you that new regulations or policies will not be promulgated in the future, which may further restrict the remittance of RMB into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment to be made from time to time, that our current or future PRC subsidiaries will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Youdao, Inc. In addition, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

For PRC and United States federal income tax consideration of an investment in the ADSs, see “Item 10. Additional Information—10.E. Taxation” in our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

Implication of the Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our Class A ordinary shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. Accordingly, under the current law this could happen in 2024. In the case that the Accelerating Holding Foreign Companies Accountable Act becomes the law, it will reduce the time period before our ADSs would be delisted from the NYSE and prohibited from over-the-counter trading in the U.S. from 2024 to 2023. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA (the “Final Amendments”). The Final Amendments include requirements to disclose information, including the auditor name and location, the percentage of shares of the issuer owned by governmental entities, whether governmental entities in the applicable foreign jurisdiction with respect to the auditor has a controlling financial interest with respect to the issuer, the name of each official of the Chinese Communist Party who is a member of the board of the issuer, and whether the articles of incorporation of the issuer contains any charter of the Chinese Communist Party. The Final Amendments also establish procedures the SEC will follow in identifying issuers and prohibiting trading by certain issuers under the HFCAA. On December 16, 2021, PCAOB issued the HFCAA Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the PRC authorities, our auditor is currently not inspected by the PCAOB. Final rules implementing the submission and disclosure requirements in the HFCAA were adopted by the SEC on December 2, 2021 and became effective on January 10, 2022. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. The PCAOB is currently unable to inspect our auditors in relation to their audit work performed for our financial statements and inability of the PCAOB to conduct inspections over our auditors deprives our investors with the benefits of such inspections. On May 26, 2022, we were conclusively identified by the SEC under the HFCAA as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completed by the PCAOB in connection with our filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. Such identification and other efforts under the HFCAA to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the ADSs could be adversely affected. For the details of the risks associated with the enactment of the HFCAA, see “Risk Factors—Risks related to Doing Business in China—Our ADSs will be delisted and our ADSs and Class A ordinary shares may be prohibited from trading in the over-the-counter market under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or fully investigate auditors located in China. On December 16, 2021, PCAOB issued the HFCAA Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. Under the current law, delisting and prohibition from over-the-counter trading in the U.S. could take place in 2024. In the case that the Accelerating Holding Foreign Companies Accountable Act becomes the law, it will reduce the time period before our ADSs would be delisted from the NYSE and prohibited from over-the-counter trading in the U.S. from 2024 to 2023. If any of these happens there is no certainty that we will be able to list our ADSs or Class A ordinary shares on a non-U.S. exchange or that a market for our ADSs or Class A ordinary shares will develop outside of the U.S. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment,” and “—The potential enactment of the Accelerating Holding Foreign Companies Accountable Act would decrease the number of non-inspection years from three years to two years, thus reducing the time period before our ADSs may be delisted or prohibited from over-the-counter trading. If this bill were enacted, our ADS would be delisted from the exchange and prohibited from over-the-counter trading in the U.S. in 2023.”

Summary of Risk Factors

You should carefully consider all of the information in this prospectus before making an investment in the ADSs. Below please find a summary of the principal risks and uncertainties we face, organized under relevant headings. In particular, as we are a China-based company incorporated in the Cayman Islands, you should pay special attention to subsections headed “Risk Factors—Risks Related to Doing Business in China” and “—Risks Related to Our Corporate Structure.”

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

•

Risks associated with changes in our business strategies and offerings. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—The changes in our business strategies and offerings may make it difficult to evaluate our future prospects” on page 10 of our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

•

Significant uncertainties in relation to the interpretation and implementation of the PRC laws, regulations and policies regarding the private education industry, and particularly, the Opinions on Further Alleviating the Burden of Homework and After-School Tutoring for Students in Compulsory Education and the implementation measures. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—Significant uncertainties exist in relation to the interpretation and implementation of, or proposed changes to, the PRC laws, regulations and policies regarding the private education industry. In particular, our compliance with the Opinions on Further Alleviating the Burden of Homework and After-School Tutoring for Students in Compulsory Education and the implementation measures issued thereunder by the relevant PRC government authorities has materially and adversely affected and will materially and adversely affect our business, financial condition, results of operations and prospect” on page 10 of our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

•

Risks associated with our limited history in operating on a consolidated basis and operating certain of our products and services. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—We have a limited history in operating on a consolidated basis and, particularly, operating certain of our products and services. This may make it difficult to evaluate our future prospects and the risks and uncertainties associated with these products and services” on page 13 of our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

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Risks associated with our ability to develop and apply our technologies to support and expand our product and service offerings in response to the rapid changes in industry trends and users’ preference. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—If we fail to develop and apply our technologies to support and expand our product and service offerings or if we fail to timely respond to the rapid changes in industry trends and users’ preference, we may lose market share and our business may be materially and adversely affected” on page 14 of our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

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Risks associated with our ability to effectively broaden our monetization models. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—We may not be effective in broadening our monetization channels” on page 14 of our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

•	Risks associated with changes in the user acceptance and market trend of integration of technology and learning. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business

and Industry—The success and future growth of our business will be affected by the user acceptance and market trend of integration of technology and learning” on page 14 of our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

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Risks associated with our ability to improve or expand our product and service offerings in a timely and cost-effective manner. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—We may not be able to improve or expand our product and service offerings in a timely and cost-effective manner” on page 15 of our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

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Risks associated with our ability to achieve profitability in the future. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—We have a history of net losses and we may not achieve profitability in the future” on page 15 of our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

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Risks associated with a significant interruption in the operations of our suppliers for smart devices. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—A significant interruption in the operations of our suppliers for smart devices could potentially affect our operations and any material misconduct or disputes against our suppliers could potentially harm our business and reputation” on page 21 of our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

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Risks associated with our ability to maintain and enhance recognition of our brand. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—Our business depends on the continued success of our brand, and if we fail to maintain and enhance recognition of our brand, our reputation and operating results may be harmed” on page 15 of our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

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Risks associated with our ability to obtain sufficient capital on acceptable terms. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—We require a significant amount of capital to fund our operations and respond to business opportunities. If we cannot obtain sufficient capital on acceptable terms, or at all, our business, financial condition and results of operations may be materially and adversely affected” on page 16 of our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

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Risks associated with our significant working capital requirements. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—We have significant working capital requirements and have historically experienced working capital deficits. If we continue to experience working capital deficits in the future, our business, liquidity, financial condition and results of operations may be materially and adversely affected” on page 16 of our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

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Risks associated with our long-term and short-term investments. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—We face risks associated with our long-term and short-term investments” on page 17 of our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

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Risks associated with our ability to obtain the approval, filing or other requirements under PRC law in connection with our issuance of securities overseas or maintenance of the listing status of our ADSs. For details, see “Risk Factors—Risks Related to Our Business and Industry—The approval, filing or other requirements of the China Securities Regulatory Commission or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas or maintenance of the listing status of our ADSs, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing or other requirements” on page 33 of this prospectus.

Risks Related to Our Relationship with NetEase

Risks and uncertainties related to our relationship with NetEase include, but are not limited to, the following:

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Risks associated with our ability to benefit from our business cooperation with NetEase. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Relationship with NetEase—If we are no longer able to benefit from our business cooperation with NetEase, our business may be adversely affected” on page 37 of our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

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Risks associated with having limited experience operating as a stand-alone public company. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Relationship with NetEase—We have limited experience operating as a stand-alone public company” on page 38 of our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

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Risks associated with any negative development in NetEase’s market position, brand recognition or financial condition. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Relationship with NetEase—Any negative development in NetEase’s market position, brand recognition or financial condition may materially and adversely affect us” on page 38 of our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

Risks Related to Our Corporate Structure

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

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Substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the agreements that establish the VIE structure for our operations in China. For details, see “Risk Factors—Risks Related to Our Corporate Structure—There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the agreements that establish the VIE structure for our operations in China, including potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with the VIEs and, consequently, significantly affect our financial condition and results of operations. If the PRC government finds our contractual arrangements non-compliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs” on page 34 of this prospectus.

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Risks associated with failure by the VIEs or their shareholders to perform their obligations under our contractual arrangements with them. For details, see “Risk Factors—Risks Related to Our Corporate Structure—Any failure by the VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business” on page 36 of this prospectus.

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Uncertainties with respect to the interpretation and implementation of the enacted Foreign Investment Law. For details, see “Risk Factors—Risks Related to Our Corporate Structure—Uncertainties exist with respect to the interpretation and implementation of the enacted Foreign Investment Law and how it may impact our business, financial condition and results of operations” on page 37 of this prospectus.

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Risks associated with our reliance on contractual arrangements with the VIEs and their shareholders for a large portion of our business operations. For details, see “Risk Factors—Risks Related to Our Corporate Structure—We rely on contractual arrangements with the VIEs and their shareholders for a large portion of our business operations which may not be as effective as direct ownership in providing operational control” on page 37 of this prospectus.

Risks Related to Doing Business in China

We are also subject to risks and uncertainties related to doing business in China include, but are not limited to, the following:

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Risks associated with changes in China’s economic, political or social conditions or government policies. For details, see “Risk Factors—Risks Related to Doing Business in China—Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations” on page 40 of this prospectus.

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Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in policies, laws and regulations in China. For details, see “Risk Factors—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in policies, laws and regulations in China, could adversely affect us” on page 40 of this prospectus.

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Risks associated with the PRC government intervening or influencing our operations at any time, or exerting more control over our future overseas offerings or foreign investments in us. For details, see “Risk Factors—Risks Related to Doing Business in China—The PRC government may intervene or influence our operations at any time, or may exert more control over our future overseas offerings or foreign investments in us, which could result in a material change in our operation and the value of our ADSs” on page 41 of this prospectus.

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Risks associated with investors experiencing difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us based on foreign laws. For details, see “Risk Factors—Risks Related to Doing Business in China—You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws” on page 42 of this prospectus.

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Risks associated with our reliance on dividends and other distributions on equity paid by our PRC subsidiaries to fund our cash and financing requirements. For details, see “Risk Factors—Risks Related to Doing Business in China—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 42 of this prospectus.

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Risks associated with PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion. For details, see “Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from making loans or additional capital contributions to our PRC subsidiaries and to make loans to the VIEs, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 44 of this prospectus.

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Risks associated with the inability of PCAOB to conduct inspections over our auditor. For details, see “Risk Factors—Risks Related to Doing Business in China—The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections” on page 45 of this prospectus.

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Risks associated with the potential delisting of our ADSs, and the potential prohibition from trading in the over-the-counter market of our ADSs and Class A ordinary shares under the Holding Foreign Companies Accountable Act. For details, see “Risk Factors—Risks Related to Doing Business in China—Our ADSs will be delisted and our ADSs and Class A ordinary shares may be prohibited from trading in the over-the-counter market under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or fully investigate auditors located in China. On December 16, 2021, PCAOB issued the HFCAA Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. Under the current law, delisting and prohibition from over-the-counter trading in the U.S. could take place in 2024. In the case that the Accelerating Holding Foreign Companies Accountable Act becomes the law, it will reduce the time period before our ADSs would be delisted from the NYSE and prohibited from over-the-counter trading in the U.S. from 2024 to 2023. If any of these happens there is no certainty that we will be able to list our ADSs or Class A ordinary shares on a non-U.S. exchange or that a market for our ADSs or Class A ordinary shares will develop outside of the U.S. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” on page 45 of this prospectus.

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Risks associated with the potential enactment of the Accelerating Holding Foreign Companies Accountable Act. For details, see “Risk Factors—Risks Related to Doing Business in China—The potential enactment of the Accelerating Holding Foreign Companies Accountable Act would decrease the number of non-inspection years from three years to two years, thus reducing the time period before our ADSs may be delisted or prohibited from over-the-counter trading. If this bill were enacted, our ADS would be delisted from the exchange and prohibited from over-the-counter trading in the U.S. in 2023” on page 46 of this prospectus.

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Risks associated with being classified as a PRC resident enterprise for PRC enterprise income tax purposes. For details, see “Risk Factors—Risks Related to Doing Business in China—If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and ADS holders” on page 50 of this prospectus.

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Risks associated with overseas regulators having difficulties in conducting investigation or collecting evidence within China. For details, see “Risk Factors—Risks Related to Doing Business in China—It may be difficult for overseas regulators to conduct investigation or collect evidence within China” on page 52 of this prospectus.

CORPORATE INFORMATION

Our principal executive offices are located at No. 399 Wangshang Road, Binjiang District, Hangzhou 310051, People’s Republic of China. Our telephone number at this address is + 86 0571-8985-2163. Our registered office in the Cayman Islands is located at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is www.youdao.com. The information contained on our website is not a part of this prospectus.

RISK FACTORS

Please see the factors set forth under “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

Risks Related to Our Business and Industry

We are subject to a variety of laws and other obligations regarding data protection, any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition and results of operations.

We are subject to various regulatory requirements relating to the security and privacy of data, including restrictions on the collection and use of personal information and requirements to take steps to prevent personal data from being divulged, stolen, or tampered with. See “Item 4. Information on the Company—4.B. Business Overview—Regulation—Regulation Related to Internet Information Security and Privacy Protection” in our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus. Regulatory requirements regarding the protection of data are constantly evolving and can be subject to differing interpretations or significant change, making the extent of our responsibilities in that regard uncertain. For example, the PRC Cyber Security Law became effective in June 2017, but there are great uncertainties as to the interpretation and application of the law. It is possible that those regulatory requirements may be interpreted and applied in a manner that is inconsistent with our practices. Further, the CAC issued the Provisions on the Cyber Protection of Children’s Personal Information on August 22, 2019, which took effect on October 1, 2019. The Provisions on the Cyber Protection of Children’s Personal Information requires, among others, that network operators who collect, store, use, transfer and disclose personal information of children under the age of 14 shall establish special rules and user agreements for the protection of children’s personal information, inform the children’s guardians in a noticeable and clear manner, and shall obtain the consent of the children’s guardians. In addition, the PRC regulatory authorities have recently taken steps to strengthen the regulation on data protection and conducted several rounds of relevant inspections recently.

In addition, the PRC regulatory authorities have recently taken steps to strengthen the regulation on cybersecurity and data protection. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, effective on September 1, 2021. On August 20, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Personal Information Protection Law, which has become effective on November 1, 2021. On January 4, 2022, the CAC published the Revised Cybersecurity Review Measures, effective on February 15, 2022 and repeal the Cybersecurity Review Measures promulgated on April 13, 2020. Such Measures further restate and expand the applicable scope of the cybersecurity review. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that procure internet products and services, and network platform operators engaging in data processing activities, must be subject to the cybersecurity review if their activities affect or may affect national security. In addition, network platform operators holding over one million users’ personal information shall apply with the Cybersecurity Review Office for a cybersecurity review before conducting any public offering in a foreign country. On August 17, 2021, the state council promulgated the Regulations on Protection of Critical Information Infrastructure, which became effective on September 1, 2021. On January 4, 2022, the CAC published the Administrative Provisions on Internet Information Service Algorithm Recommendation on its website, effective on March 1, 2022. These newly promulgated laws and regulations reflect PRC government further attempts to strengthen the legal protection for the national network security, data security, the security of key information infrastructure and the security of personal information protection. For details on regulations over data protection and privacy in the PRC, see “Item 4. Information on the Company—4.B. Business Overview—Regulation—Regulation Related to Internet Information Security and Privacy Protection” in our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

We believe, to the best of our knowledge, our business operations do not violate any of the above PRC laws and regulations currently in force in all material aspects. We have been taking and will continue to take reasonable measures to comply with such laws, regulations, announcement, provisions and inspection requirements; however, as such laws, regulations, announcement and provisions are relatively new, it remains uncertain how these announcements and provisions will be implemented. We cannot assure you we can adapt our operations to it in a timely manner. Evolving interpretations of such laws, regulations, announcements and provisions or any future regulatory changes might impose additional restrictions on us generating and processing personal and behavioral data. We may be subject to additional regulations, laws and policies adopted by the PRC government to apply more stringent social and ethical standards in data privacy resulting from the increased global focus on this area. To the extent that we need to alter our business model or practices to adapt to these announcement and provisions and future regulations, laws and policies, we could incur additional expenses.

Any failure, or perceived failure, by us, or by our third-party partners, to maintain the security of our user data or to comply with applicable privacy, cybersecurity, data security and personal information protection laws, regulations, policies, contractual provisions, industry standards, and other requirements, may result in civil or regulatory liability, including governmental or data protection authority enforcement actions and investigations, fines, penalties, enforcement orders requiring us to cease operating in a certain way, litigation, or adverse publicity, and may require us to expend significant resources in responding to and defending allegations and claims. Moreover, claims or allegations that we have failed to adequately protect our users’ data, or otherwise violated applicable privacy, cybersecurity, data security and personal information protection laws, regulations, policies, contractual provisions, industry standards, or other requirements, may result in damage to our reputation and a loss of confidence in us by our users or our partners, potentially causing us to lose users, advertisers, content providers, other business partners and revenues, which could have a material adverse effect on our business, financial condition and results of operations.

We may face risks and uncertainties with respect to the licensing requirement for internet audio-visual programs.

According to relevant PRC laws and regulations, no entities or individuals may provide internet audio-visual program services, which includes making and editing of audio-visual programs concerning educational content and broadcasting such content to the general public online, without a License for Online Transmission of Audio-Visual Programs issued by the State Administration of Press, Publication, Radio, Film and Television, or the SAPPRFT (currently known as National Radio and Television Administration), or its local bureaus or completing the relevant registration procedures with SAPPRFT or its local bureaus. And only state-owned or state-controlled entities are eligible to apply for a License for Online Transmission of Audio-Visual Programs. See “Item 4. Information on the Company—4.B. Business Overview—Regulation—Regulation Related to Online Transmission of Audio-Visual Programs,” in our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus. However, there are still significant uncertainties relating to the interpretation and implementation of the Administrative Provisions on Internet Audio-Visual Program Service, or the Audio-Visual Program Provisions, in particular, the scope of “internet audio-visual programs.”

We, through the operation of the VIEs, offer live courses in live streaming format where the live audio/video data are transmitted through the platforms between the specific recipients instantly without any further redaction. In addition, we, through the operation of the VIEs, also offer video recordings of live streaming courses and certain other audio-video contents on our online platforms to our users. We believe the nature of the raw data the VIEs transmitted distinguishes us from general providers of internet audio-visual program services. However, we cannot assure you that the competent PRC government authorities will not ultimately take a view contrary to our opinion. Provisional Implementation of the Tentative Categories of Internet Audio-Visual Program Services promulgated by the SAPPRFT, or the Categories, describe “internet audio-visual program services” in a very broad, vague manner and are unclear as to whether the contents being offered or are available on our platforms fall into the definition of “internet audio-visual programs.” The PRC government may find that the activities mentioned above or any other content offered on the mobile apps fall within the definition of “internet audio-visual programs” and thus are subject to the licensing requirement for internet audio-visual programs. We or the VIEs currently do not hold a License for Online Transmission of Audio-Visual Programs. If the PRC government determines that the content should be considered as “internet audio-visual programs” for the purpose of the Audio-Visual Program Provisions, we or the VIEs may be required to obtain a License for Online Transmission of Audio-Visual Programs. We and the VIEs are, however, not eligible to apply for such license since neither of the parties is a state-owned or state-controlled entity. If this were to occur, we and/or the VIEs may be subject to penalties, fines, legal sanctions or an order to suspend the provision of our relevant content through the VIEs.

Our failure to obtain, maintain or renew other licenses, approvals, permits, registrations or filings necessary to conduct our operations in China could have a material adverse impact on our business, financial condition and results of operations.

A number of PRC regulatory authorities, such as the SAIC, the CAC, the Ministry of Industry and Information Technology (MIIT), the SAPPRFT, the Ministry of Civil Affairs, and the Ministry of Human Resources and Social Welfare, oversee different aspects of our business operations, and we and the VIEs are required to obtain a wide range of licenses, approvals, permits, registrations and filings required for conducting business in China, and we cannot assure you that we and the VIEs have obtained all of them or will continue to maintain or renew all of them.

We or the VIEs may be deemed to provide certain services or conduct certain activities and thus be subject to certain licenses, approvals, permits, registrations and filings due to the lack of official interpretations of certain terms under internet related PRC regulations and laws. For example, certain content posted on mobile apps and/or websites operated by us or the VIEs, including course materials, may be deemed as “internet cultural products,” and use of such content by us or the VIEs may be regarded as “internet cultural activities,” thus we or the VIEs may be required to obtain an Internet Culture Business Operating License for provision of such content through the mobile apps and websites. In addition, due to the ambiguity of the definition of “online publishing service,” the online distribution of content, including course materials, through the mobile apps operated by us or the VIEs, may be regarded as an “online publishing service” and therefore we or the VIEs may be required to obtain an Online Publishing License. In addition, we deliver certain courses through the operation of VIEs in live-streaming format on the mobile apps which the relevant authorities may regard as a live-streaming platform and may thus require us or the VIEs to make necessary filings as a live-streaming platform. We, the VIEs or third parties post information on the mobile apps and websites that may be viewed as news information, and the release of such information on the mobile apps and websites operated by us or the VIEs may be deemed as Internet news information services and therefore require us or the VIEs to obtain Internet news information licenses. In addition, current service offerings we or the VIEs provide may be deemed to constitute “online education activities” under the Amended Implementation Rules, as a result of which we or the VIEs may be required to obtain a private school operating permit. In February, 2022, the MOE issued its 2022 Work Plan which specifies that MOE will provide guidance to local authorities to distinguish non-academic tutoring institutions among sports, cultural art, science and technology and other categories and clarify corresponding competent authorities. Nevertheless, it remains uncertain whether the PRC government authorities would issue more explicit interpretation and rules or promulgate new laws and regulations on permits for online learning services. There can be no assurance that we or the VIEs will be able to successfully obtain corresponding permits in a timely manner or at all. If the government authorities deem printing and providing physical education materials to users as “publication distribution” under Administrative Provisions on the Publications Market, we or the VIEs may be required to obtain the Publication License. As of the date of this prospectus, we and/or the VIEs have not been subject to any material fines or other form of material regulatory or administrative penalties or sanctions due to the lack of any the licenses, approvals, permits, registrations and filings. However, we cannot assure you that the PRC government authorities will not take a different view or will not require us or the VIEs to obtain any additional licenses, approvals, permits, registrations and filings, including without limitation to those mentioned above, in the future. Furthermore, although the VIEs have obtained a Value-Added

Telecommunications Business Operating License, also known as the ICP License, that specifically permits us to provide certain internet information services through the operation of the VIEs, due to uncertainties with respect to the interpretation of relevant laws and regulations by PRC government authorities, we cannot assure you that the ICP License covers all the telecommunication services we currently provide through the operation of the VIEs, and in the event that the ICP License is found not to cover all the telecommunication services we currently provide through the operation of the VIEs, the VIEs may be required to obtain an additional Value-Added Telecommunications Business Operating License or to update the existing ICP License. Besides, we and the VIEs may develop new business lines or change the operations of certain of the current business among our PRC subsidiaries or VIEs, which may require us and/or the VIEs to obtain additional licenses, approvals, permits, registrations and filings while there can be no assurance that we and/or the VIEs are able to successfully obtain such licenses, approvals, permits, registrations and filings in a timely manner or at all. Failures to obtain or update such license may subject us or the VIEs to fines and other regulatory, civil or criminal liabilities, and we and/or the VIEs may be ordered by the competent government authorities to suspend printing and providing such offline educational materials to the users, which will materially and adversely affect the business operation.

In addition, there can be no assurance that we and the VIEs will be able to maintain the existing licenses, approvals, registrations or permits necessary to provide the current online services in China, renew any of them when their current term expires, or update existing licenses or obtain additional licenses, approvals, permits, registrations or filings necessary for our and the VIEs’ business expansion from time to time. If we or the VIEs fail to do so, the business, financial condition and operational results of our Company and the VIEs may be materially and adversely affected.

The approval, filing or other requirements of the China Securities Regulatory Commission or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas or maintenance of the listing status of our ADSs, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing or other requirements.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear. If CSRC approval under the M&A Rules is required, it is uncertain whether it would be possible for us to obtain the approval, and any failure to obtain or delay in obtaining CSRC approval for our future issuance of securities overseas would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

On July 6, 2021, relevant PRC government authorities promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities, which emphasized the need to strengthen the administration over “illegal securities activities” and the supervision on overseas listings by China-based companies, and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies, although such opinions did not specify the definition of “illegal securities activities.” Such opinions further provided that the special provisions of the State Council on overseas offerings and listings by those companies limited by shares will be revised and therefore the duties of domestic industry competent authorities and regulatory agencies will be clarified.

On December 24, 2021, the CSRC issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), collectively the Draft Overseas Listing Regulations, for public comments, which require, among others, that PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to file the required documents with the CSRC within three working days after its application for overseas listing is submitted. As of the date of this prospectus, the Draft Overseas Listing

Regulations were released for public comments only and the final version and effective date of such regulations are subject to change with substantial uncertainty.

In addition, on January 4, 2022, the CAC published the Revised Cybersecurity Review Measures, which became effective on February 15, 2022. The Revised Cybersecurity Review Measures provide that a critical information infrastructure operator purchasing network products and services, and platform operators carrying out data processing activities, which affect or may affect national security, shall apply for cybersecurity review and that a platform operator with more than one million users’ personal information aiming to list abroad must apply for cybersecurity review. There are substantial uncertainties as to the interpretation, application, and enforcement of the Revised Cybersecurity Review Measures and whether to conduct a security offering or maintain our listing status on the NYSE will be subject to the cybersecurity review procedures.

We believe, to the best of our knowledge, our business operations do not violate any of the above PRC laws and regulations currently in force in all material respects. In addition, we cannot guarantee that new rules or regulations promulgated in the future will not impose any additional requirement on us or otherwise tightening the regulations on companies with a VIE structure. If the CSRC or other relevant PRC regulatory agencies subsequently determine that prior approval is required for any of our future offerings of securities overseas or maintenance of the listing status of our ADSs, we cannot guarantee that we will be able to obtain such approval in a timely manner, or at all. The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, not to proceed with such offering or maintain the listing status of our ADSs. If we proceed with any of such offering or maintain the listing status of our ADSs without obtaining the CSRC’s or other PRC regulatory agencies’ approval to the extent it is required, or if we are unable to comply with any new approval requirements which might be adopted for offerings that we have completed prior to the publication of the above- referenced opinions, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from offering of securities overseas into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the ADSs.

Furthermore, if there are any other approvals, filings and/or other administration procedures to be obtained from or completed with the CSRC or other PRC regulatory agencies as required by any new laws and regulations for any of our future proposed offering of securities overseas or the listing of the ADSs, we cannot assure you that we can obtain the required approval or complete the required filings or other regulatory procedures in a timely manner, or at all. Any failure to obtain the relevant approvals or complete the filings and other relevant regulatory procedures may subject us to regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies, which may have a material adverse effect on our business, financial condition or results of operations.

Risks Related to Our Corporate Structure

There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the agreements that establish the VIE structure for our operations in China, including potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with the VIEs and, consequently, significantly affect our financial condition and results of operations. If the PRC government finds our contractual arrangements non-compliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs.

Foreign investment in the value-added telecommunication services industry in China is extensively regulated and subject to numerous restrictions. Pursuant to the list of special management measures for the market entry of foreign investment, or the Negative List, published by the National Development and Reform Commission (NDRC) and the Ministry of Commerce on December 27, 2021 and effective on January 1, 2022, with a few exceptions, foreign investors are generally not allowed to own more than 50% of the equity interests in a value-added telecommunication service provider.

We are a Cayman Islands company and our wholly owned PRC subsidiaries are currently considered foreign-invested enterprise. Accordingly, our PRC subsidiaries are not eligible to provide value-added telecommunication services in China. To ensure strict compliance with the PRC laws and regulations, we conduct such business activities through Youdao Computer and Linjiedian Education, the VIEs. Youdao Information, our wholly owned subsidiary in China, has entered into a series of contractual arrangements with the VIEs and their shareholders, which enable us to (i) be considered as the primary beneficiary of the VIEs, (ii) receive substantially all of the economic benefits of the VIEs, and (iii) have an exclusive option to purchase all or part of the equity interests and assets in the VIEs when and to the extent permitted by PRC law. As a result of these contractual arrangements, we have been considered as the primary beneficiary of the VIEs and hence consolidate their financial results as the VIEs under U.S. GAAP, to the extent the conditions for consolidation of the VIEs under U.S. GAAP are satisfied. See “Prospectus Sumary—Contractual Arrangements with the VIEs and the VIEs’ Respective Shareholders”.

If the PRC government finds that our contractual arrangements do not comply with its restrictions on foreign investment in the value-added telecommunication services, or if the PRC government otherwise finds that we or the VIEs are in violation of PRC laws or regulations or lack the necessary permits or licenses to operate our business, the relevant PRC regulatory authorities, including the MIIT and SAIC, would have broad discretion in dealing with such violations or failures, including, without limitation:

•	revoking the business licenses and/or operating licenses of such entities;

•	discontinuing or placing restrictions or onerous conditions on our operation through any transactions between our PRC subsidiaries and the VIEs;

•	imposing fines, confiscating the income from our PRC subsidiaries or the VIEs, or imposing other requirements with which we or the VIEs may not be able to comply; or

•

requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with the VIEs and deregistering the equity pledges of the VIEs, which in turn would affect our ability to consolidate or derive economic interests from or exert effective control over the VIEs.

Any of these actions could cause significant disruptions to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. In addition, new PRC laws, regulations, and rules may be introduced to impose additional requirements, posing additional challenges to our corporate structure and contractual arrangements. For example, the General Office of State Council and the General Office of Central Committee of the Communist Party of China jointly promulgated the Alleviating Burden Opinion on July 24, 2021, which provides, among others, that (i) Academic AST Institutions are prohibited from raising funds by listing on stock markets or conducting any capitalization activities; and (ii) foreign capital is prohibited from controlling or participating in any Academic AST Institutions through mergers and acquisitions, entrusted operation, joining franchise or variable interest entities. The Alleviating Burden Opinion provides that any violation of the foregoing shall be rectified. The Alleviating Burden Opinion further states that the administration and supervision over academic subjects tutoring institutions for students in grades 10 to 12 shall be implemented by reference to the relevant provisions of the Alleviating Burden Opinion. In February 2022, the MOE issued its 2022 Work Plan which provides that the supervision of AST institutions for students in grades 10 to 12 shall be strictly carried out “with reference to” the relevant provisions as set forth in the Alleviating Burden Opinion. It remains uncertain as to how and to what extent the administration over academic subjects tutoring institutions for students in grades 10 to 12 will be implemented by reference of the Alleviating Burden Opinion.

We have conducted a series of compliance measures regarding the Alleviating Burden Opinion and relevant implements, such as the disposal of the Academic AST Business. We may take further necessary measures to comply with the current and future PRC laws and regulations. We believe, to the best of our knowledge, our contractual arrangements do not violate any applicable PRC laws and regulations currently in force in all material aspects. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations, thus we cannot preclude the possibility that the PRC regulatory authorities may take a view that is contrary to us. If any of these occurrences results in our inability to direct the activities of the VIEs or our failure to receive the economic benefits from the VIEs and/or our inability to claim our contractual control rights over the assets of the VIEs that conduct substantially all of our operations in China, we may not be able to consolidate the entity in our consolidated financial statements in accordance with U.S. GAAP which could materially and adversely affect our financial condition and results of operations and cause our ADSs to significantly decline in value or become worthless.

Any failure by the VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

Since PRC laws prohibit or restrict foreign equity ownership in certain kinds of business in China, we have relied and expect to continue to rely on the contractual arrangements with the VIEs and their shareholders to operate our business in China.

However, these contractual arrangements may not be as effective as equity ownership in providing us with control over our affiliated entities. Any of our affiliated entities, including the VIEs and its shareholders, could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. In the event that the shareholders of the VIEs breach the terms of these contractual arrangements and voluntarily liquidate the VIEs, or the VIEs declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of the business operations or otherwise benefit from the assets held by our affiliated entities, which could have a material adverse effect on our business, financial condition and results of operations.

Most of the nominee shareholders of the VIEs are also beneficial owners of the Company. Particularly, nominee shareholders of the VIEs are Mr. Feng Zhou, Chief Executive Officer and a shareholder of the Company, and Mr. Lei Ding, the chief executive officer, director and a non-controlling shareholder of NetEase. Inc., our controlling shareholder. The enforceability of the contractual agreements between us, the VIEs and their shareholders depends to a large extent upon whether the VIEs and their shareholders will fulfill these contractual agreements. Their interests in enforcing these contractual agreements may not align with our interests or the interests of our shareholders. If their interest diverges from that of our company and other shareholders, it may potentially increase the risk that they could seek to act contrary to these contractual arrangements. If the VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and contractual remedies, which we cannot assure you will be sufficient or effective under PRC law. Our contractual arrangements are governed by PRC law and provide for the resolution of disputes through litigation in China. Accordingly, these agreements would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law.

There remain significant uncertainties regarding the ultimate outcome of such adjudication should legal action become necessary. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to be considered as the primary beneficiary of the VIEs, and our ability to conduct our business may be negatively affected.

Uncertainties exist with respect to the interpretation and implementation of the enacted Foreign Investment Law and how it may impact our business, financial condition and results of operations.

On March 15, 2019, the National People’s Congress of the PRC promulgated the Foreign Investment Law, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. The enacted Foreign Investment Law does not mention concepts such as “actual control” and “controlling PRC companies by contracts or trusts” that were included in the previous drafts, nor did it specify regulation on controlling through contractual arrangements, and thus this regulatory topic remains unclear under the Foreign Investment Law. However, since it is relatively new, uncertainties still exist in relation to its interpretation and implementation. For instance, though the Foreign Investment Law does not explicitly classify contractual arrangements as a form of foreign investment, it contains a catch-all provision under the definition of “foreign investment,” which includes investments made by foreign investors in China through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions promulgated by the State Council to provide for contractual arrangements as a form of foreign investment. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangements, such as unwinding our existing contractual arrangements and/or disposal of our related business operations, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations.

We rely on contractual arrangements with the VIEs and their shareholders for a large portion of our business operations which may not be as effective as equity ownership in providing operational control.

We primarily have relied and expect to continue to rely on contractual arrangements with the VIEs and their respective shareholders to operate our business in China. These contractual arrangements may not be as effective as equity ownership in providing us with control over the VIEs. For example, the VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had equity ownership of the VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIEs and their shareholders of their respective obligations under the contracts. The shareholders of the VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with the VIEs. If any disputes relating to these contracts remain unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. Therefore, our contractual arrangements with the VIEs may not be as effective as equity ownership would be in ensuring our control over the relevant portion of our business operations.

Any failure by any of the VIEs or their shareholders to perform their respective obligations under our contractual arrangements with them would have a material and adverse effect on our business.

If any of the VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may be limited in our ability to enforce the contractual arrangements that allow us to be considered as the primary beneficiary of the VIEs and our ability to consolidate the financial results of the VIEs may be affected. We may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC law. For example, if the shareholders of any of the VIEs refuse to transfer their equity interest in such VIEs to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they otherwise act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third parties claim any interest in such shareholders’ equity interests in any of the VIEs, our ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of the VIEs and third parties were to impair the contractual arrangements, our ability to consolidate the financial results of the VIEs would be affected, which would in turn result in a material adverse effect on our business, operations and financial condition.

In addition, the shareholders of the VIEs may be involved in personal disputes with third parties or other incidents that may have an adverse effect on their respective equity interests in the VIEs and the validity or enforceability of the contractual arrangements. For instance, in the event that such shareholder divorces his or her spouse, the spouse may claim that the equity interest of the VIEs held by such shareholder is part of their marital or community property and should be divided between such shareholder and his or her spouse. If such claim is supported by the competent court, the relevant equity interest may be obtained by the shareholder’s spouse or another third party who is not bound by our contractual arrangements. Even if we receive a consent letter from the spouse of a nominee shareholder of the VIEs where such spouse undertakes that he or she would not take any actions to interfere with the contractual arrangements, including by claiming that the equity interest of the VIEs held by such shareholder is part of their marital or community property, we cannot assure you that these undertakings will be complied with or effectively enforced. In the event that any of them is breached or becomes unenforceable and leads to legal proceedings, it could disrupt our business, distract our management’s attention and subject us to substantial uncertainties as to the outcome of any such legal proceedings. Similarly, if any of the equity interests of the VIEs are inherited by a third party on whom the current contractual arrangements are not binding, we may not, or may have to incur unpredictable costs solely for the purpose of, be considered as the primary beneficiary of the VIEs, which could cause significant disruption to our business operations and harm our financial condition and results of operations.

Our contractual arrangements are governed by PRC law. Accordingly, these contracts would be interpreted in accordance with PRC law, and any disputes would be resolved in accordance with PRC legal procedures.

The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts, which would require additional expenses and delay. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delays or other obstacles in the process of enforcing these contractual arrangements, we may not be considered as the primary beneficiary of the VIEs, and our ability to conduct our business may be negatively affected.

The shareholders of the VIEs may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The shareholders of the VIEs may have actual or potential conflicts of interest with us. These shareholders may refuse to sign or breach, or cause the VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIEs, which would have a material and adverse effect on our ability to be considered as the primary beneficiary of the VIEs and receive economic benefits from them. For example, the shareholders may be able to cause our agreements with the VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Contractual arrangements in relation to the VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIEs owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the VIE contractual arrangements were not entered into on an arm’s-length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of the VIEs in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by the VIEs for PRC tax purposes, which could in turn increase its tax liabilities without reducing our PRC subsidiaries’ tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on the VIEs for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if the VIEs’ tax liabilities increase or if it is required to pay late payment fees and other penalties.

We may lose the ability to use, or otherwise benefit from, the licenses, approvals and assets held by the VIEs, which could severely disrupt our business, render us unable to conduct some or all of our business operations and constrain our growth.

As part of our contractual arrangements with the VIEs, the VIEs hold certain assets, licenses and permits that are material to our business operations, such as the ICP License. The contractual arrangements contain terms that specifically obligate VIEs’ shareholders to ensure the valid existence of the VIEs and restrict the disposal of material assets of the VIEs. However, in the event the VIEs’ shareholders breach the terms of these contractual arrangements and voluntarily liquidate the VIEs, or the VIEs declare bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of our business operations or otherwise benefit from the assets held by the VIEs, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if any of the VIEs undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of the assets of such VIE, thereby hindering our ability to operate our business as well as constrain our growth.

Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment obligations denominated in foreign currencies, setting monetary policy and providing preferential treatment to particular industries or companies. While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. The growth rate of the Chinese economy has gradually slowed since 2010, and the COVID-19 pandemic has negatively impacted and may continue to negatively impact the Chinese economy. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in policies, laws and regulations in China, could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that adversely affected our industry and our business, and we cannot rule out the possibility that it will in the future further release regulations or policies regarding our industry that could further adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has also recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

However, as there are still regulatory uncertainties in this regard, we cannot assure you that we or the VIEs will be able to comply with new laws and regulations in all respects, and we may be ordered to rectify, suspend or terminate any actions or services that are deemed illegal by the regulatory authorities and become subject to material penalties, which may materially harm our business, financial condition, results of operations and prospects.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of violation of any of these policies and rules by us or the VIEs until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

The PRC government may intervene or influence our operations at any time, or may exert more control over our future overseas offerings or foreign investments in us, which could result in a material change in our operation and the value of our ADSs.

We conduct our business primarily through our PRC subsidiaries and VIEs and their subsidiaries in China. Our operations in China are governed by PRC laws and regulations. The PRC government has significant oversight and discretion over the operation of our business, and it may intervene or influence our operations at any time, which could result in a material adverse change in our operation and the value of our ADSs.

The PRC government has recently indicated an intent to exert more oversight over overseas offerings by and/or foreign investments in China-based issuers like us. For example, on July 6, 2021, relevant PRC government authorities promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities, which emphasized the need to strengthen the administration over “illegal securities activities” and the supervision on overseas listings by China-based companies, and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies, although such opinions did not specify the definition of “illegal securities activities.” Such opinions further provided that the special provisions of the State Council on overseas offerings and listings by those companies limited by shares will be revised and therefore the duties of domestic industry competent authorities and regulatory agencies will be clarified. On December 24, 2021, the CSRC issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), collectively the Draft Overseas Listing Regulations, for public comments, which require, among others, that PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to file the required documents with the CSRC within three working days after its application for overseas listing is submitted. As of the date of this prospectus, the Draft Overseas Listing Regulations were released for public comments only and the final version and effective date of such regulations are subject to change with substantial uncertainty.

In addition, on January 4, 2022, the CAC published the Revised Cybersecurity Review Measures, which became effective on February 15, 2022. The Revised Cybersecurity Review Measures provide that a critical information infrastructure operator purchasing network products and services, and platform operators carrying out data processing activities, which affect or may affect national security, shall apply for cybersecurity review and that a platform operator with more than one million users’ personal information aiming to list abroad must apply for cybersecurity review. There are substantial uncertainties as to the interpretation, application, and enforcement of the Revised Cybersecurity Review Measures and whether to conduct a security offering or maintain our listing status on the NYSE will be subject to the cybersecurity review procedures.

It remains uncertain how PRC government authorities will regulate overseas listing in general and whether we are required to complete filing or obtain any specific regulatory approvals from the CSRC, CAC or any other PRC government authorities for our overseas offerings. If the CSRC, CAC or other government authorities later promulgate new rules or explanations requiring that we obtain their approvals for our future overseas offerings or maintain the listing status of our ADS, we may be unable to obtain such approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. In addition, implementation of industry-wide regulations affecting our operations could cause the value of our securities to significantly decline. Therefore, investors of our company and our business face potential uncertainty from actions taken by the PRC government affecting our business.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are a company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China through the operation of the VIEs, and substantially all of our assets or the VIEs’ assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. There are also uncertainties regarding the status of the rights of the Youdao, Inc., our Cayman Islands holding company, with respect to our contractual arrangements with the VIE, our founders and shareholders. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States have not been efficient in the absence of mutual and practical cooperation mechanism. No organization or individual may provide the documents and materials relating to securities business activities to overseas parties arbitrarily without the consent of the competent securities regulatory authority in China according to the PRC Securities Law. See also “—Risks Related to our Class A Ordinary Shares and ADSs—You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.”

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur. The ability of our PRC subsidiaries to pay dividends and other distributions on equity, in turn, depends on the payment they receive from the VIEs as service fees pursuant to certain contractual arrangements among our PRC subsidiaries, the VIEs and the VIEs’ shareholders entered into to comply with certain restriction under PRC law on foreign investment. Investors in our securities should note that, to the extent cash in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of Youdao, Inc. or its subsidiaries, or the VIEs by the PRC government to transfer cash. For more information about such contractual arrangements, see “Prospectus Summary—Contractual Arrangements with the VIEs and the VIEs’ Respective Shareholders.”

Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries and the VIEs are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital. These reserves are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

To address the persistent capital outflow and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. For instance, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, or the SAFE Circular 3, issued on January 26, 2017, provides that the banks shall, when dealing with dividend remittance transactions from domestic enterprise to its offshore shareholders of more than US$50,000, review the relevant board resolutions, original tax filing form and audited financial statements of such domestic enterprise based on the principal of genuine transaction. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are tax resident.

The custodians or authorized users of our controlling non-tangible assets, including chops and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets.

Under the PRC law, legal documents for corporate transactions, including agreements and contracts are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with relevant PRC industry and commerce authorities. In order to secure the use of our chops and seals, we have established internal control procedures and rules for using these chops and seals. In any event that the chops and seals are intended to be used, the responsible personnel will submit the application which will then be verified and approved by authorized employees in accordance with our internal control procedures and rules. In addition, in order to maintain the physical security of our chops, we generally have them stored in secured locations accessible only to authorized employees. Although we monitor such authorized employees, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our employees could abuse their authority, for example, by entering into a contract not approved by us or seeking to gain control of one of our subsidiaries or VIEs. If any employee obtains and misuses or misappropriates our chops and seals or other controlling non-tangible assets for whatever reason, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve and divert management from our operations.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from making loans or additional capital contributions to our PRC subsidiaries and to make loans to the VIEs, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, as well as any foreign loans we provide to the VIEs, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or FIEs, in China, capital contributions to our PRC subsidiaries are subject to the reporting with the Ministry of Commerce, or MOFCOM, or its local branches and registration with a local bank authorized by the State Administration of Foreign Exchange, or SAFE. In addition, (i) any foreign loan procured by our PRC subsidiaries is required to be registered with SAFE or its local branches and (ii) any of our PRC subsidiaries may not procure loans which exceed the difference between its total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided in the Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or the PBOC Notice No. 9. Additionally, any medium or long-term loans to be provided by us to the VIEs must be registered with the NDRC and the SAFE or its local branches. We may not be able to obtain these government approvals or complete such registrations on a timely basis, if at all, with respect to future capital contributions or foreign loans by us to our PRC subsidiaries or loans by us to the VIEs. If we fail to receive such approvals or complete such reporting, registration or filing, our ability to use the proceeds of our initial public offering and the concurrent private placements to Orbis and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business. See “Item 4. Information on the Company—4.A. History and Development of the Company— Our Corporate History” in our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19, which took effect as of June 1, 2015. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its non-affiliated entities. On October 23, 2019, SAFE issued Notice of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-border Trade and Investment, or the Circular 28. Circular 28 allows non-investment foreign-invested enterprises to use their capital funds to make equity investments in China, provided that such investments do not violate the Negative List and the target investment projects are genuine and in compliance with PRC laws. As Circular 28 is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use Renminbi converted from the net proceeds of our initial public offering, the concurrent private placements to Orbis and follow-on offering to fund the establishment of new entities in China by the VIEs, to invest in or acquire any other PRC companies through our PRC subsidiaries, or to establish new VIEs in China, which may adversely affect our business, financial condition and results of operations.

The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States), or the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditor is not currently inspected by the PCAOB.

This lack of the PCAOB inspections in China prevents the PCAOB from fully evaluating audits and quality control procedures of our independent registered public accounting firm. As a result, we and investors are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our ADSs to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our ADSs will be delisted and our ADSs and Class A ordinary shares may be prohibited from trading in the over-the-counter market under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or fully investigate auditors located in China. On December 16, 2021, PCAOB issued the HFCAA Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. Under the current law, delisting and prohibition from over-the-counter trading in the U.S. could take place in 2024. In the case that the Accelerating Holding Foreign Companies Accountable Act becomes the law, it will reduce the time period before our ADSs would be delisted from the NYSE and prohibited from over-the-counter trading in the U.S. from 2024 to 2023. If any of these happens there is no certainty that we will be able to list our ADSs or Class A ordinary shares on a non-U.S. exchange or that a market for our ADSs or Class A ordinary shares will develop outside of the U.S. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, the Holding Foreign Companies Accountable Act, or the HFCAA has been signed into law on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our Class A ordinary shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. Accordingly, under the current law this could happen in 2024. In the case that the Accelerating Holding Foreign Companies Accountable Act becomes the law, it will reduce the time period before our ADSs would be delisted from the exchange and prohibited from over-the-counter trading in the U.S. from 2024 to 2023. For details, see “—The potential enactment of the Accelerating Holding Foreign Companies Accountable Act would decrease the number of non-inspection years from three years to two years, thus reducing the time period before our ADSs may be delisted or prohibited from over-the-counter trading. If this bill were enacted, our ADS would be delisted from the NYSE and prohibited from over-the-counter trading in the U.S. in 2023.”

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA (the “Final Amendments”). The Final Amendments include requirements to disclose information, including the auditor name and location, the percentage of shares of the issuer owned by governmental entities, whether governmental entities in the applicable foreign jurisdiction with respect to the auditor has a controlling financial interest with respect to the issuer, the name of each official of the Chinese Communist Party who is a member of the board of the issuer, and whether the articles of incorporation of the issuer contains any charter of the Chinese Communist Party. The Final Amendments also establish procedures the SEC will follow in identifying issuers and prohibiting trading by certain issuers under the HFCAA. Pursuant to the Final Amendments, the SEC will identify an issuer as a “Commission Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years.

On December 16, 2021, PCAOB issued the HFCAA Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely.
On May 26, 2022, we were conclusively identified by the SEC under the HFCAA as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completed by the PCAOB in connection with our filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. Such identification and other efforts under the HFCAA to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the ADSs could be adversely affected. Additionally, whether the PCAOB will be able to conduct inspections of our auditor before the issuance of our financial statements on Form 20-F for the year ended December 31, 2023, which is due by April 30, 2024, or at all, is subject to substantial uncertainty and depends on factors out of our and our auditor’s control. If our auditor is unable to be inspected in time, we would be delisted from the New York Stock Exchange and our ADSs will not be permitted for trading “over-the-counter” either. Such a delisting would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ADSs. Also, such a delisting would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects. If our ADSs are delisted from the U.S. Exchange and are prohibited from trading in the over-the-counter market in the U.S. there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our Class A ordinary shares or ADSs will develop outside of the U.S.

The potential enactment of the Accelerating Holding Foreign Companies Accountable Act would decrease the number of non-inspection years from three years to two years, thus reducing the time period before our ADSs may be delisted or prohibited from over-the-counter trading. If this bill were enacted, our ADS would be delisted from the exchange and prohibited from over-the-counter trading in the U.S. in 2023.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, or the AHFCA Act, which, if enacted into law, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years, instead of three consecutive years as currently enacted in the HFCAA.

On February 4, 2022, the U.S. House of Representatives passed the America Competes Act of 2022 which includes the exact same amendments as the bill passed by the Senate. The America Competes Act however includes a broader range of legislation not related to the HFCAA in response to the U.S. Innovation and Competition Act passed by the Senate in 2021. The U.S. House of Representatives and U.S. Senate will need to agree on amendments to these respective bills to align the legislation and pass their amended bills before the President of the U.S. can sign into law. It is unclear when the U.S. Senate and U.S. House of Representatives will resolve the differences in the U.S. Innovation and Competition Act and the America Competes Act of 2022 bills currently passed, or when the U.S. President will sign on the bill to make the amendment into law, or at all. In the case that the bill becomes the law, it will reduce the time period before our ADSs would be delisted from the exchange and prohibited from over-the-counter trading in the U.S. from 2024 to 2023.

There are, however, certain differences between the AHFCA Act and the America Competes Act, such as those relating to the U.S. Innovation and Competition Act passed by the Senate in 2021. The U.S. House of

Representatives and U.S. Senate will need to align their respective legislation and pass their amended bills before the President can sign these bills into law. It is unclear when the U.S. Senate and U.S. House of Representatives will resolve the foregoing differences in the respective bills currently passed, or when the U.S. President will sign on the bill to make the amendment into law, or at all. However, in the case that the bill becomes the law, it will reduce the time period before our ADSs would be delisted from the exchange and prohibited from over-the-counter trading in the U.S. from 2024 to 2023.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and by China’s foreign exchange policies, among other things. In July 2005, the PRC government changed its decades-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation subsided and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. While appreciating approximately by 7% against the U.S. dollar in 2017, the Renminbi in 2018 and 2019 depreciated approximately by 5% and 1% against the U.S. dollar, respectively. Since October 1, 2016, the RMB has joined the International Monetary Fund’s basket of currencies that make up the Special Drawing Right, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system and there is no guarantee that the RMB will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

Substantially all of our revenue and costs are denominated in Renminbi. We are a holding company and we rely on dividends paid by our operating subsidiaries in China for our cash needs. Any significant revaluation of Renminbi may materially and adversely affect our results of operations and financial position reported in Renminbi when translated into U.S. dollars, and the value of, and any dividends payable on, the ADSs in U.S. dollars.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our Cayman Islands holding company primarily relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries and VIEs to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the ADSs.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, issued by the State Council in 2008 and amended in 2018, are triggered. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC which became effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the MOFCOM before they can be completed. On February 7, 2021, the Anti-monopoly Commission of the State Council promulgated the Anti-Monopoly Guidelines for the Internet Platform Economy Sector that aims at specifying some of the circumstances under which an activity of internet platforms may be identified as monopolistic act as well as clarifying that concentration of undertakings involving VIE structure shall be subject to anti-monopoly review. In addition, PRC national security review rules which became effective in September 2011 require acquisitions by foreign investors of PRC companies engaged in military related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. Further, the Measures for the Security Review of Foreign Investments promulgated by the NDRC and MOFCOM which became effective from January 2021 requires that security review by relevant governmental authorities shall be conducted in accordance with the provisions of the Measures for foreign investments that affect or may affect national security. We may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

SAFE Circular 37 requires registration with, and approval from, Chinese government authorities in connection with direct or indirect control of an offshore entity by PRC residents. The term “control” under SAFE Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by PRC residents in the offshore special purpose vehicles by means of acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. In addition, any PRC resident who is a direct or indirect shareholder of an SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE. SAFE Notice 13 further provides that annual inspection of inbound foreign direct investments and outbound overseas direct investments is canceled. Instead, relevant entities or individuals, as the case may be, shall register data and information with respect to their inbound foreign direct investments and outbound overseas direct investment interests with SAFE.

These regulations may have a significant impact on our present and future structuring and investment. We have requested our shareholders who to our knowledge are PRC residents to make the necessary applications, filings and amendments as required under these regulations. We intend to take all necessary measures to ensure that all required applications and filings will be duly made and all other requirements will be met. We further intend to structure and execute our future offshore acquisitions in a manner consistent with these regulations and any other relevant legislation. However, because it is presently uncertain how the SAFE regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted and implemented by the relevant government authorities in connection with restructuring by PRC beneficial owners of our company, our future offshore financings or acquisitions, we cannot provide any assurances that we will be able to comply with, qualify under, or obtain any approvals required by the regulations or other legislation. Furthermore, we cannot assure you that any PRC beneficial owners of our company or any PRC company into which we invest is or will in the future be able to comply with those requirements. Any failure or inability by such individuals to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests.

We and our executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted options are subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions, there may be additional restrictions on the ability of them to exercise their stock options or remit proceeds gained from sale of their stock into the PRC. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law. See “Item 4. Information on the Company—4.B. Business Overview—Regulation—Regulation Related to Stock Incentive Plans.”

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and ADS holders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Taxation Administration, or STA, issued a circular, known as STA Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the STA’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to STA Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe our company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we will be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we will be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders (including our ADS holders) may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of ADSs or ordinary shares, if such gains are treated as derived from a PRC source. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including our ADS holders) and any gain realized on the transfer of ADSs or ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would, in practice, be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the ADSs or ordinary shares.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the STA issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or STA Bulletin 7. STA Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, STA Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity securities through a public securities market. STA Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets.

On October 17, 2017, the STA issued the Announcement of the State Taxation Administration on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or STA Bulletin 37, which came into effect on December 1, 2017. The STA Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under STA Bulletin 7 and/or STA Bulletin 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under STA Bulletin 7 and/or STA Bulletin 37. As a result, we may be required to expend valuable resources to comply with STA Bulletin 7 and/or STA Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Proceedings instituted by the SEC against Chinese affiliates of the “big four” accounting firms, including our independent registered public accounting firm, could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act.

In December 2012, the SEC instituted administrative proceedings against the Big Four PRC-based accounting firms, including our independent registered public accounting firm, alleging that these firms had violated U.S. securities laws and the SEC’s rules and regulations thereunder by failing to provide to the SEC the firms’ audit work papers with respect to certain PRC-based companies that are publicly traded in the United States.

On January 22, 2014, the administrative law judge, or the ALJ, presiding over the matter rendered an initial decision that each of the firms had violated the SEC’s rules of practice by failing to produce audit papers and other documents to the SEC. The initial decision censured each of the firms and barred them from practicing before the SEC for a period of six months.

On February 6, 2015, the four China-based accounting firms each agreed to a censure and to pay a fine to the SEC to settle the dispute and avoid suspension of their ability to practice before the SEC and audit U.S.-listed companies. The settlement required the firms to follow detailed procedures and to seek to provide the SEC with access to Chinese firms’ audit documents via the CSRC. Under the terms of the settlement, the underlying proceeding against the four China-based accounting firms was deemed dismissed with prejudice four years after entry of the settlement. The four-year mark occurred on February 6, 2019. While we cannot predict if the SEC will further challenge the four China-based accounting firms’ compliance with U.S. law in connection with U.S. regulatory requests for audit work papers or if the results of such a challenge would result in the SEC imposing penalties such as suspensions, if the accounting firms are subject to additional remedial measures, our ability to file our financial statements in compliance with SEC requirements could be impacted. A determination that we have not timely filed financial statements in compliance with the SEC requirements could ultimately lead to the delisting of our ADSs from the NYSE or the termination of the registration of our ordinary shares under the Securities Exchange Act of 1934, or both, which would substantially reduce or effectively terminate the trading of our ADSs in the United States.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our website.

The PRC government has adopted regulations governing internet access and the distribution of news and other information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and other licenses, and the closure of the concerned websites. The website operator may also be held liable for such censored information displayed on or linked to the websites. If our platform or content is found to be in violation of any such requirements, we may be penalized by relevant authorities, and our operations or reputation could be adversely affected.

It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Risks Related to Our Class A Ordinary Shares and Our ADSs

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, or the Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England and Wales, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. In addition, while under Delaware law, controlling shareholders owe fiduciary duties to the companies they control and their minority shareholders, under Cayman Islands law, our controlling shareholders do not owe any such fiduciary duties to our company or to our minority shareholders. Accordingly, our controlling shareholders may exercise their powers as shareholders, including the exercise of voting rights in respect of their shares, in such manner as they think fit, subject only to very limited equitable constraints, including that the exercise of voting rights to amend the memorandum or articles of association of a Cayman company must be exercised in good faith for the benefit of the company as a whole.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolution passed by the shareholders) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our MAA to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. If we choose to follow home country practice, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

Our MAA provides that we have two classes of ordinary shares, the Class A ordinary shares and Class B ordinary shares. Our authorized share capital is US$50,000 divided into 500,000,000 ordinary shares with a par value of US$0.0001 each, comprising of (a) 200,000,000 Class A ordinary share of a par value of US$0.0001 each, (b) 100,000,000 Class B ordinary shares of a par value of US$0.0001 each, and (c) 200,000,000 shares of such class or classes as our board of directors may determine. All incentive shares, including options, regardless of grant dates, will entitle holders to an equivalent number of Class A ordinary shares once the applicable vesting and exercising conditions are met.

The following are summaries of material provisions of our MAA and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General

Holders of ordinary shares will have the same rights except for voting and conversion rights. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. We may not issue share to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to our MAA and the Companies Act. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Our MAA provide that dividends may be declared and paid out of our profits, realized or unrealized, or out of share premium account or as otherwise permitted under the Companies Act. No dividend may be declared and paid unless our directors determine that, immediately after the payment, we will be able to pay our debts as they become due in the ordinary course of business and we have funds lawfully available for such purpose.

Classes of Ordinary Shares

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Except for conversion rights and voting rights, the Class A ordinary shares and Class B ordinary shares shall carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other capital distributions.

Conversion

A Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any “person who is not an affiliate” of such holder, or upon a change of beneficial ownership of any Class B ordinary shares as a result of which any person who is not an affiliate of the holders of such Class B ordinary shares becomes a beneficial owner of such Class B ordinary shares, each of such Class B ordinary shares will be automatically and immediately converted into one Class A ordinary share. For the purpose of the foregoing sentence, an “affiliate”

of a given shareholder means any person which, directly or indirectly, controls, is controlled by or is under the common control of such given shareholder. Specifically, affiliates of a given shareholder also include (a) such person’s spouse, parents, children, siblings and other individuals living in the same household, (b) estates, trusts, partnerships and other Persons which directly or indirectly through one or more intermediaries are controlled by the foregoing. For the purposes of this definition, “control” means, in relation to any person, having the power to direct the management or policies of such person, including but not limited to through the ownership of more than 50% of the voting power of such person, through the power to appoint a majority of the members of the board of directors or similar governing body of such person, or through contractual arrangements or otherwise. In addition, In the event that a beneficial owner of Class B ordinary shares is a director, an executive officer of the company, an employee of the company or a subsidiary or consolidated affiliated entity of the company, where such person ceases to be a director, an executive officer of the company or an employee of the company or a subsidiary or consolidated affiliated entity of the company, all such Class B ordinary shares as beneficially owned by such person shall be automatically and immediately converted into an equal number of Class A ordinary shares. For the avoidance of doubt, any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any person which is also a beneficial owner of Class B ordinary shares shall not trigger the automatic conversion of such Class B ordinary shares into Class A ordinary shares.

Voting Rights

In respect of all matters subject to a shareholders’ vote, holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each Class A ordinary share shall be entitled to one vote on all matters subject to the vote at general meetings of our company, and each Class B ordinary share shall be entitled to three votes on all matters subject to the vote at general meetings (include extraordinary general meetings) of our company. All shareholder resolutions shall be determined by poll and not on a show of hands.

A quorum required for a meeting of shareholders consists of one or more holders of shares which carry a majority of all the issued and outstanding shares entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our MAA provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Listing Rules at the NYSE. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of our shareholders may be called by a majority of our board of directors or our chairman or upon a requisition of shareholders holding at the date of deposit of the requisition not less than one-third of the votes attaching to the issued and outstanding shares entitled to vote at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our MAA do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least fifteen (15) calendar days is required for the convening of our annual general meeting and other general meetings unless such notice is waived in accordance with our articles of association.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to our MAA.

In addition, for so long as (1) Dr. Feng Zhou, or Dr. Zhou, our Chief Executive Officer and director, beneficially owns not less than 50% of the ordinary shares he beneficially owned immediately upon the completion of our initial public offering; and (2) Dr. Zhou serves as a director or an executive officer of our company, none of the following actions shall be taken without the affirmative vote of the shareholding entity of Dr. Zhou, where he shall have the number of votes equal to the votes of all members who vote for the special resolution, plus one if such matter has not received the approval of the shareholding entity of Dr. Zhou: (i) alter, amend or add to MAA, to the extent that such alteration, amendment or addition materially adversely varies or abrogates the rights of the shareholding entity of Dr. Zhou; and (ii) liquidation or dissolution of our company.

Transfer of Ordinary Shares

Subject to the restrictions in our MAA as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by the NYSE or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•

the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•	a fee of such maximum sum as the NYSE may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the NYSE, be suspended and the register closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine, provided always that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them. Any distribution of assets or capital to a holder of ordinary share will be the same in any liquidation event.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares (whether on account of the nominal value of the ordinary shares or by way of premium or otherwise) in a notice served to such shareholders at least 14 calendar days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or are otherwise authorized by the MAA. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account, capital redemption reserve, or out of capital if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders representing at least two-thirds of the issued shares of that class or series or with the sanction of a special resolution at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our memorandum and articles of association, our register of mortgages and charges and any special resolution passed by our shareholders). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares

Our MAA authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our MAA also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions

Some provisions of our MAA may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Exempted Company

We are an exempted company with limited liability incorporated under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection;

•	does not have to hold an annual general meeting;

•	may issue negotiable or bearer shares or shares with no par value;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

•	the names and addresses of our members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

•	confirm whether each relevant category of shares held by each member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our MAA provides that we shall indemnify our directors and officers for the time being acting in relation to any of the affairs of our company out of the assets of our company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or default. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our MAA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Controlling Shareholders’ Fiduciary Duties

Under Delaware law, controlling shareholders owe fiduciary duties to the companies they control and their minority shareholders. As a matter of Cayman Islands law and in contrast to the position under Delaware law, controlling shareholders of Cayman Islands companies do not owe any such fiduciary duties to the companies they control or to the minority shareholders of such companies under Cayman Islands law. Controlling shareholders of Cayman Islands companies may exercise their powers as shareholders, including the exercise of voting rights in respect of their shares, in such manner as they think fit.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our MAA provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our MAA allow our shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our MAA do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our MAA do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our MAA, directors may be removed with or without cause, by an ordinary resolution of our shareholders or the affirmative vote of a simple majority of the other directors present and voting at a board meeting where a quorum is present. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) he is found to be or becomes of unsound mind; (v) is prohibited by law or NYSE rules from being a director; or (vi) is removed from office pursuant to any other provisions of our MAA.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of our company are required to comply with fiduciary duties which they owe to our company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our MAA, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our MAA, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders representing at least two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our MAA, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Nonresident or Foreign Shareholders

There are no limitations imposed by our MAA on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our MAA governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

Ordinary Shares

We issued 65,377,160 ordinary shares to NetEase on March 7, 2018 and issued 26,612,840 ordinary shares to Net Depth Holdings, Inc. on March 28, 2018, in each case in exchange for nominal cash consideration as part of an offshore restructuring of our company in connection with our series A financing in April 2018.

Immediately prior to the completion of our initial public offering on October 24, 2019, the issued and outstanding ordinary shares beneficially owned by (i) NetEase, (ii) Dr. Zhou, our Chief Executive Officer and director, and (iii) certain individual minority shareholders who are our employees, were converted into Class B ordinary shares, and the remaining issued and outstanding ordinary shares and all the Series A preferred shares were converted into Class A ordinary shares, in each case on a one-to-one basis immediately.

In October 2019, at the closing of our initial public offering and concurrent private placements, we issued and sold an aggregate of 5,600,000 Class A ordinary shares in the form of ADSs and 7,352,941 Class A ordinary shares to Orbis, at a public offering price of US$17.00 per ADS.

Preferred Shares

On April 17, 2018, we issued 4,867,725 Series A preferred shares to TH EDU CAPITAL FUND I LP for a consideration of US$50,000,000.

On April 17, 2018, we issued 1,947,090 Series A preferred shares to GOOD SPIRIT LIMITED for a consideration of US$20,000,000.

As none of the holders of our Series A preferred shares were related parties prior to such holders’ initial investment in our securities, the price of our Series A preferred shares was determined based on negotiations between us and the investors and were approved by our board of directors. Immediately prior to the completion of our initial public offering on October 24, 2019, all Series A preferred shares that were issued and outstanding at the time were converted into our Class A ordinary shares on a one-for-one basis.

Option and Equity Award Grants

We have granted options to purchase our ordinary shares to certain of our executive officers and employees. See “Item 6. Directors, Senior Management and Employees—B. Compensation” in our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated in this prospectus by reference.

Shareholders Agreement

Our currently effective shareholders agreement was entered into on April 17, 2018 by and among us, our shareholders, and certain other parties named therein, which was amended on September 25, 2019.

The current shareholders agreement provides for certain special rights, including right of participation and right of co-sale, and contains provision governing the board of directors and other corporate governance matters. These special rights, as well as the corporate governance provisions, automatically terminated after the completion of our initial public offering.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, registers and delivers American Depositary Shares, also referred to as ADSs. Each ADS represents one Class A ordinary share (or a right to receive one Class A ordinary share) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash

The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares

The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares

If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions

The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancelation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if the shares represented by your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
• US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

•  Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

•  Cancelation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

• US$0.05 (or less) per ADS	• Any cash distribution to ADS holders

• A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

• US$0.05 (or less) per ADS per calendar year	• Depositary services

• Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

• Expenses of the depositary	• Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) • Converting foreign currency to U.S. dollars

• Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	• As necessary

• Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, adviser, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancelation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are canceled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

•	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•

we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

•	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

•	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•

are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•

the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS

The following description summarizes certain terms and conditions of the warrants that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of warrants, we will describe the specific terms and conditions of the warrants in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of warrants. The terms and conditions of the warrants may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We may issue warrants for the purchase of our Class A ordinary shares (which may be deposited with the Depositary for issuance of ADSs upon receipt of satisfactory documentation by the Depositary) or preferred shares. We may issue warrants independently or together with other securities; and the warrants may be attached to or separate from any offered securities. See also “Description of Units.” Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors and/or a warrant agent. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of Class A ordinary shares (which may be deposited with the Depositary for issuance of ADSs upon receipt of satisfactory documentation by the Depositary) or preferred shares issuable upon the exercise of warrants to purchase such securities and the price at which such number of securities may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion, and voting rights) of the series of preferred stock issuable upon exercise of warrants to purchase preferred stock;

•

the date, if any, on and after which the warrants and the related Class A ordinary shares (which may be deposited with the Depositary for issuance of ADSs upon receipt of satisfactory documentation by the Depositary) or preferred shares will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	U.S. federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Each warrant will entitle its holder to purchase the number of Class A ordinary shares (which may be deposited with the Depositary for issuance of ADSs upon receipt of satisfactory documentation by the Depositary) or preferred shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase Class A ordinary shares (which may be deposited with the Depositary for issuance of ADSs upon receipt of satisfactory documentation by the Depositary) or preferred shares are exercised, the holders of the warrants will not have any rights of holders of Class A ordinary shares (which may be deposited with the Depositary for issuance of ADSs upon receipt of satisfactory documentation by the Depositary) or preferred shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Class A ordinary shares (which may be deposited with the Depositary for issuance of ADSs upon receipt of satisfactory documentation by the Depositary) or preferred shares, if any.

This description and the description in the applicable prospectus supplement and any free writing prospectus of any warrants that we may offer is not and will not necessarily be complete and will be subject, and qualified in its entirety by reference, to the applicable warrant agreements and warrant certificates, which will be filed with the SEC.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of any unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description summarizes certain features of the units that we may offer under this prospectus. When we offer to sell any units, we will describe the specific terms and conditions of the units in a prospectus supplement to this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreements that contain the terms of the units. If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

The description in the applicable prospectus supplement and any free writing prospectus of any units that we may offer will not necessarily be complete and will be subject, and qualified in its entirety by reference, to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units, which will be filed with the SEC.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We enjoy the following benefits:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our operations are conducted in China, and a significant portion of our assets are located in China. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Tian Yuan Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by our Cayman Islands legal counsel, Maples and Calder (Hong Kong) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands, will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For such a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

We have been advised by Tian Yuan Law Firm, our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Tian Yuan Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding the ADSs or Class A ordinary shares.

TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;

•	through agents;

•	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers in negotiated sales or competitively bid transactions;

•	or through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may sell the securities offered by this prospectus at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices;

•	or negotiated prices.

We may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act. From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.

The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Unless otherwise indicated in an applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

We are being represented by Davis Polk & Wardwell LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the Class A ordinary shares represented by the ADSs will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Tian Yuan Law Firm and for the underwriters by a law firm named in the applicable prospectus supplement. Davis Polk & Wardwell LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Tian Yuan Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F, DBS Bank Tower, 1318, Lu Jia Zui Ring Road, Pudong New Area, Shanghai, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. You can also find information on our website www.youdao.com. The information contained on our website is not a part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

•	We incorporate by reference the following documents:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed on April 28, 2022;

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•

the description of the securities contained in our registration statement on Form 8-A filed on October 15, 2019 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Youdao, Inc.

No. 399, Wangshang Road

Binjiang District, Hangzhou 310051

People’s Republic of China

+86 0571-8985-2163

Attention: Investor Relations Department

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II

Information Not Required in Prospectus

Item 8 Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against conduct amounting to willful default, willful neglect, fraud or dishonesty, for example, civil fraud or the consequences of committing a crime. Under our MAA, to the fullest extent permissible under Cayman Islands law every director and officer of our company and any trustee for the time being acting in relation to any of the affairs of our company and their respective heirs, executors, administrators and personal representatives shall be indemnified out of the assets of our company from and against all actions, proceedings, costs, charges, expenses, losses, and damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or default and no such director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to our company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of our company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or default of such director, officer or trustee.

Pursuant to the indemnification agreements, the form of which has been filed as Exhibit 10.3 to our registration statement on F-1 (File No. 333-234009), as amended, we agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Any underwriting agreement that we may enter into in connection with an offering of securities pursuant to this registration statement may also provide for indemnification by the underwriters of us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9 Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

Item 10 Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description
1.1*	Form of Underwriting Agreement

4.1	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1 (File No. 333-234009), as amended, initially filed with the SEC on October 15, 2019)

4.2	Form of Deposit Agreement (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1 (File No. 333-234009), as amended, initially filed with the SEC on October 15, 2019)

4.3	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-234009), as amended, initially filed with the SEC on September 30, 2019)

4.4	Shareholders Agreement by and among the Registrant, NetEase, Inc. and certain other parties named therein amended and restated as of September 25, 2019 (incorporated herein by reference to Exhibit 10.4 to the registration statement on Form F-1 (File No. 333-234009), as amended, initially filed with the SEC on September 30, 2019)

4.5*	Form of Preferred Share Certificate and Certificate of Designation of Preferred Share

4.6*	Form of Warrant

4.7*	Form of Warrant Agreement

4.8*	Form of Unit Agreement

5.1***	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the securities being registered

8.1***	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.2***	Opinion of Tian Yuan Law Firm regarding certain PRC law matters

23.1**	Consent of PricewaterhouseCoopers Zhong Tian LLP, Independent Registered Public Accounting Firm

23.2***	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.3***	Consent of Tian Yuan Law Firm (included in Exhibit 8.2)

24.1***	Power of attorney (incorporated herein by reference to the registration statement on Form F-3 (File No. 333-252936), included on signature page hereof)

107***	Calculation of Filing Fee Table

*	To be filed as an exhibit to a post-effective amendment to the registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.
**	Filed with this post-effective amendment to the registration statement on Form F-3.
***	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on August 26, 2022.

YOUDAO, INC.

By:	/s/ Feng Zhou
Name: Feng Zhou
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 26, 2022 in the capacities indicated:

Signature	Title

* William Lei Ding	Director

/s/ Feng Zhou Feng Zhou	Chief Executive Officer, Director (principal executive officer)

* Harry Shum	Independent Director

* Jimmy Lai	Independent Director

/s/ Yongwei Li Yongwei Li	Vice President of Finance (principal financial officer and principal accounting officer)

*

By: /s/ Feng Zhou

Feng Zhou

Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of Youdao, Inc. has signed this registration statement or amendment thereto in New York, United States on August 26, 2022.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.